IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11
NEPHROGENEX, INC.,	Case No. 16-11074 (KG)
Debtor.[1]	

PLAN OF LIQUIDATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE PROPOSED BY THE DEBTOR

COLE SCHOTZ P.C.
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

– and –

Jacob S. Frumkin
1325 Avenue of the Americas, 19th Floor
New York, New York 10019
Telephone: (212) 752-8000

Counsel for the Debtor and Debtor-in-Possession

Dated: Wilmington, Delaware
December 16, 2016

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1 The last four digits of the Debtor's federal tax identification number are 5171. The mailing address for the Debtor is 3200 Beechleaf Court, Suite 900, Raleigh, NC 27604.

TABLE OF CONTENTS

Page

TABLE OF EXHIBITS

INTRODUCTION[2]

NephroGenex, Inc., the debtor and debtor-in-possession in the above-captioned Chapter 11 Case, proposes the following plan of liquidation. The Plan contemplates the liquidation of the Debtor and the resolution of outstanding Claims against and Interests in the Debtor pursuant to section 1121(a) of the Bankruptcy Code. The Debtor is the proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.

For a discussion of the Debtor's history, business, properties, operations, the Chapter 11 Case, risk factors, a summary of the Plan and certain other related matters, reference is hereby made to the Disclosure Statement that is being distributed herewith. In the event of any inconsistencies between the Plan and the Disclosure Statement, the terms and provisions of the Plan shall control.

All Holders of Claims that are eligible to vote on the Plan are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code, Bankruptcy Rule 3019 and Article XII.A of the Plan, the Debtor reserves the right to alter, amend, modify (one or more times), revoke or withdraw the Plan prior to its substantial consummation.

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

A. Rules of Construction

For purposes of the Plan, except as expressly provided herein or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article I of the Plan. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B. Definitions

1.1 **"503(b)(9) Claim"** means a Claim arising under section 503(b)(9) of the Bankruptcy Code against the Debtor, which were to be Filed against the Debtor on or before the 503(b)(9) Claims Bar Date.

1.2 **"503(b)(9) Claims Bar Date"** means July 8, 2016 at 5:00 p.m. (Eastern Time) as established by the Bar Date Order.

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2 Capitalized terms used in this Introduction shall have the meanings ascribed to such terms in Article I hereof.

1.3 "Administrative and Priority Claims Estimate" means, as of the Effective Date, the estimated amount, exclusive of Professional Fee Claims, of all unpaid Claims that will be Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims.

1.4 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in sections 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority in payment under sections 507(a)(2) or 507(b) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services and payments for goods and other services and leased premises) and Claims by Governmental Units for taxes accruing after the Petition Date (but excluding Claims related to taxes accruing on or before the Petition Date); (b) Professional Fee Claims; (c) all fees and charges assessed against the Estate under 28 U.S.C. § 1930; (d) obligations designated as Administrative Claims pursuant to an order of the Court; and (e) 503(b)(9) Claims.

1.5 "Administrative Claims Bar Date" means for Administrative Claims, other than 503(b)(9) Claims and Professional Fee Claims, the date that falls on the thirtieth (30th) day following the Effective Date, in each case by which Holders of Administrative Claims shall File with the Claims Agent and serve on the Debtor or the Liquidating Trustee, as applicable, requests for payment, in writing, together with supporting documents, substantially complying with the Bar Date Order, the Bankruptcy Code, the Bankruptcy Rules and the Local Rules.

1.6 "Administrative Claims Objection Deadline" means the deadline for filing objections to requests for payment of Administrative Claims Filed on or before the Administrative Claims Bar Date, which deadline shall be one hundred eighty (180) days after the Effective Date, unless otherwise extended by order of the Court.

1.7 "Administrative Claims Reserve" means the reserve of Cash funded by the Debtor and maintained by the Liquidating Trust for the benefit of Holders of Allowed Administrative Claims (exclusive of Holders of Professional Fee Claims, the reserve for which Holders shall be the Professional Fee Reserve), Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims in an amount equal to the Administrative and Priority Claims Estimate.

1.8 "Affiliate" means **"affiliate"** as defined in section 101(2) of the Bankruptcy Code.

1.9 "Allowed" means, when used in reference to a Claim within a particular Class, an Allowed Claim in the specified Class or of a specified type.

1.10 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order of the Court, (b) that has been Scheduled as a liquidated, non-contingent and undisputed Claim in an amount greater than zero in the Schedules, and the Schedules have not been amended with respect to such Claim on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court, (c) that is the subject of a timely Filed Proof of Claim and either (i) no objection to its allowance has been Filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Court

or (ii) any objection to its allowance has been settled, waived through payment or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount (x) in the Plan or (y) after the Effective Date, by the Liquidating Trustee in writing; provided, however, that with respect to an Administrative Claim, "Allowed Claim" means an Administrative Claim as to which a timely written request for payment has been made in accordance with applicable Bar Dates for such requests set by the Court (if such written request is required) in each case as to which (a) the Debtor or the Liquidating Trustee, as applicable, or any other party in interest (x) has not Filed an objection on or before the Administrative Claims Objection Deadline or the expiration of such other applicable period fixed by the Court or (y) has interposed a timely objection and such objection has been settled, waived through payment or withdrawn, or has been denied by Final Order, or (b) after the Effective Date, the Liquidating Trustee has expressly allowed in a liquidated amount in writing. For purposes of computing Distributions under the Plan, a Claim that has been deemed "Allowed" shall not include interest, fees, costs or charges on such Claim from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in the Plan.

1.11 "Avoidance Actions" means any and all Causes of Action of the Debtor arising under chapter 5 of the Bankruptcy Code, including, without limitation, sections 544, 545, 547, 548, 549 and 550 thereof, or their state law analogs.

1.12 "Ballot" means each of the ballot forms distributed with the Disclosure Statement to Holders of Impaired Claims entitled to vote under Article IV.D hereof in connection with the solicitation of acceptances of the Plan.

1.13 "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Case.

1.14 "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms and the Local Rules, as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to the Chapter 11 Case.

1.15 "Bar Date" means, with respect to any particular Claim, the specific date set by the Court as the last day for Filing Proofs of Claim against the Debtor in the Chapter 11 Case for that specific Claim.

1.16 "Bar Date Order" means the Order Pursuant to Sections 105(a), 501, 502, 503 and 1111(a) of the Bankruptcy Code, Bankruptcy Rules 2002 and 3003(c)(3), and Local Rules 1009-2 and 2002-1(e) (I) Establishing Bar Dates for Filing Claims Against the Debtor and (II) Approving Form and Manner of Notice Thereof [Docket No. 66].

1.17 "Books and Records" means any and all books and records of the Debtor, including any and all documents and any and all computer generated or computer maintained books and records and computer data, as well as electronically generated or maintained books and records or data, along with books and records of the Debtor maintained by or in the possession of third parties, wherever located.

1.18 "Business Day" means any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

1.19 "Cash" means legal tender of the United States of America or equivalents thereof.

1.20 "Causes of Action" means any and all actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment, and Claims, whether known or unknown, reduced to judgment or not reduced to judgment, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case, through and including the Effective Date, that the Debtor and/or the Estate may hold against any Person or Entity, except those Persons and Entities released pursuant to Article X.D.1 of the Plan. A non-exclusive list of retained Causes of Action is set forth on Exhibit C hereto.

1.21 "Chapter 11 Case" means the chapter 11 case commenced by the Debtor and administered under case number 16-11074 (KG) in the Court.

1.22 "Claim" means a claim against the Debtor, whether or not asserted, as such term is defined in section 101(5) of the Bankruptcy Code.

1.23 "Claimholder" means the Holder of a Claim.

1.24 "Claims Agent" means Kurtzman Carson Consultants LLC, or any successor thereto.

1.25 "Claims Objection Deadline" means the last day for filing objections to Claims (other than Disallowed Claims for which no objection or request for estimation is required), which day shall be three hundred and sixty-five (365) days after the Effective Date, or such later date as may be ordered by the Court.

1.26 "Class" means each category or group of Holders of Claims or Interests that has been designated as a class in Article III of the Plan.

1.27 "Collateral" means any property or interest in property of the Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.28 "Confirmation" means the entry of the Confirmation Order.

1.29 "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Chapter 11 Case within the meaning of Bankruptcy Rules 5003 and 9021.

1.30 "Confirmation Hearing" means the hearing(s) before the Court to consider confirmation of the Plan and related matters pursuant to section 1128 of the Bankruptcy Code, as such hearing(s) may be adjourned or continued from time to time.

1.31 "Confirmation Order" means the order entered by the Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

1.32 "Consummation" means the occurrence of the Effective Date.

1.33 "Contingent" means, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.34 "Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

1.35 "Creditor" means any Person or Entity that holds a Claim against the Debtor.

1.36 "Debtor" means NephroGenex, Inc.

1.37 "Disallowed" means, when used in reference to a Claim, a Claim or any portion thereof that (a) has been disallowed by a Final Order, (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which no Proof of Claim has been Filed by the Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, (c) is not Scheduled, and as to which (i) no Proof of Claim has been Filed by the Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, and (ii) no request for payment of an Administrative Claim has been Filed by the Administrative Claims Bar Date or deemed timely Filed with the Court pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (d) after the Effective Date, has been disallowed in a written agreement by and between the Liquidating Trustee and the Holder of such Claim.

1.38 "Disbursing Agent" means (a) on or prior to the Effective Date, the Debtor, and (b) after the Effective Date, the Liquidating Trustee; provided, however, that the Debtor or the Liquidating Trustee may, in its discretion, retain a third party to act as Disbursing Agent.

1.39 "Disclosure Statement" means the written disclosure statement (including all exhibits and schedules thereto) that relates to the Plan, as the same may be amended, supplemented, revised or modified from time to time, as approved by the Court pursuant to the Solicitation Procedures Order.

1.40 "Disputed" means, when used in reference to a Claim, a Claim or any portion thereof that is neither an Allowed Claim nor a Disallowed Claim.

1.41 "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to a Disputed Claim; (ii) an amount agreed to by the Debtor or the Liquidating Trustee, as applicable, and the Holder of such Disputed Claim; or (iii) if a request for estimation

is Filed by any party, the amount at which such Claim is estimated by the Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtor or the Liquidating Trustee, as applicable, and the Holder of such Disputed Claim or (ii) the amount estimated by the Court with respect to such Disputed Claim; or (c) if the Claim is a Disallowed Claim, zero.

1.42 "Disputed Claims Reserve" means the reserve established and maintained by the Liquidating Trust pursuant to and in accordance with the terms of the Liquidating Trust Agreement for the payment of Disputed Claims that become Allowed Claims after the Effective Date. The Disputed Claims Reserve need not be maintained by the Liquidating Trust in a segregated account.

1.43 "Distribution" means the distributions to be made by the Disbursing Agent in accordance with the Plan of, as the case may be: (a) Cash or (b) any other consideration or residual value distributed to Holders of Allowed Claims under the terms and provisions of the Plan.

1.44 "Distribution Date" means the Effective Date or the date, occurring as soon as reasonably practicable after the Effective Date, on which the initial Distributions are made to Holders of Allowed Claims.

1.45 "Distribution Record Date" means the record date for the purpose of determining Holders of Allowed Claims entitled to receive Distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order or any subsequent Court order.

1.46 "Effective Date" means the first Business Day on which all conditions to the Consummation of the Plan set forth in Article VIII.A hereof have been satisfied or waived in accordance with Article VIII.B.

1.47 "Effective Date Free Cash" means all Cash of the Debtor as of the Effective Date, other than Cash required to fund the Administrative Claims Reserve and the Professional Fee Reserve.

1.48 "Entity" has the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.49 "Estate" means the estate of the Debtor created under section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case on the Petition Date.

1.50 "Executory Contract" means a contract to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.51 "Exhibit" means an exhibit attached either to the Plan or the Disclosure Statement.

1.52 "Face Amount" means (i) when used in reference to a Disputed or Disallowed Claim, the Disputed Claim Amount, and (ii) when used in reference to an Allowed Claim, the Allowed amount of such Claim.

1.53 "File," "Filed" or **"Filing"** means, respectively, file, filed or filing with the Court or its authorized designee in the Chapter 11 Case.

1.54 "Final Fee Applications" has the meaning ascribed to such term in Article IX.A.1 of the Plan.

1.55 "Final Order" means an order of the Court (x) as to which the time to appeal, petition for certiorari, or move for reargument, rehearing or new trial has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument, rehearing or new trial shall then be pending; (y) as to which any right to appeal, petition for certiorari, reargue, rehear or retry shall have been waived in writing; or (z) in the event that an appeal, writ of certiorari, reargument, rehearing or new trial has been sought, as to which (i) such order of the Court shall have been affirmed by the highest court to which such order is appealed, (ii) certiorari has been denied as to such order, or (iii) reargument or rehearing or new trial from such order shall have been denied, and the time to take any further appeal, petition for certiorari or move for reargument, rehearing or new trial shall have expired without such actions having been taken.

1.56 "General Bar Date" means July 8, 2016 at 5:00 p.m. (Eastern Time) for Claims arising on or before the Petition Date, including General Unsecured Claims, Priority Non-Tax Claims and 503(b)(9) Claims, as established by the Bar Date Order.

1.57 "General Unsecured Claim" means a Claim against the Debtor that is not an Administrative Claim, Priority Tax Claim, Miscellaneous Secured Claim, Priority Non-Tax Claim, Subordinated 510(b) Claim or Subordinated 510(c) Claim.

1.58 "Governmental Unit" has the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

1.59 "Holder" means an Entity holding a Claim, Interest or Liquidating Trust Interest.

1.60 "Impaired" means, when used in reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.61 "Impaired Class" means a Class of Claims or Interests that is Impaired.

1.62 "Indemnified Persons" means the Liquidating Trustee and its current equity holders, including shareholders, partnership interest holders and limited liability company unit holders, Affiliates, partners, subsidiaries, members, officers, directors, managers serving on a board of managers, principals, employees, agents, managed funds, advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals, together with their respective predecessors, successors and assigns (in each case, solely in their capacity as such).

1.63 "Interests" means the legal interests, equitable interests, contractual interests, equity interests or ownership interests, or other rights of any Person or Entity in the Debtor, including all capital stock, stock certificates, common stock, preferred stock, partnership interests, limited liability company or membership interests, rights, treasury stock, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, partnership interests in the Debtor's stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights, subscription rights and liquidation preferences, puts, calls, awards or commitments of any character whatsoever relating to any such equity, common stock, preferred stock, ownership interests or other shares of capital stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of capital stock whether or not certificated, transferable, voting or denominated stock or a similar security.

1.64 "IRS" means the Internal Revenue Service.

1.65 "Lien" has the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.66 "Liquidating Trust" means the trust described in Article V.C of the Plan to be established under Delaware trust law that shall effectuate the wind down of the Debtor and make Distributions pursuant to the terms of the Plan and Liquidating Trust Agreement. With respect to any action required or permitted to be taken by the Liquidating Trust, the term includes the Liquidating Trustee or any other person authorized to take such action in accordance with the Liquidating Trust Agreement.

1.67 "Liquidating Trust Agreement" means the agreement, substantially in the form attached hereto as Exhibit A, establishing the Liquidating Trust in conformity with the provisions of the Plan, which shall be approved in the Confirmation Order and entered into by the Debtor, on behalf of the beneficiaries, and the Liquidating Trustee on the Effective Date pursuant to the terms of the Plan.

1.68 "Liquidating Trust Assets" means (i) the Liquidating Trust Claims, (ii) the Effective Date Free Cash and (iii) all other assets of the Debtor as of the Effective Date; provided, however, that, except as otherwise provided herein, the Liquidating Trust Assets shall not include Cash required to fund the Administrative Claims Reserve and the Professional Fee Reserve.

1.69 "Liquidating Trust Claims" means all Causes of Action.

1.70 "Liquidating Trust Interests" means the uncertificated beneficial interests in the Liquidating Trust representing the right of Holders of Allowed General Unsecured Claims to receive Distributions from the Liquidating Trust in accordance with Article V.C.5 of the Plan and the Liquidating Trust Agreement.

1.71 "Liquidating Trust Proceeds" means the Cash proceeds generated by the Liquidating Trust after the Effective Date of the Plan.

1.72 "Liquidating Trustee" means the person appointed by the Debtor in accordance with Article V.C.6 hereof to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

1.73 "Local Rules" means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

1.74 "Miscellaneous Secured Claim" means a Claim (a) that is secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or (b) that is subject to setoff under section 553 of the Bankruptcy Code and such right of setoff has been asserted by the holder of such right prior to the Confirmation Date in a properly Filed motion for relief from the automatic stay, to the extent of the value of the Claimholder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

1.75 "NephroGenex" means NephroGenex, Inc., a Delaware corporation.

1.76 "Objection(s)" means any objection, application, motion, complaint or other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, subordinate or estimate any Claim (including the resolution of any request for payment of any Administrative Claim).

1.77 "Official Bankruptcy Forms" means the Official Bankruptcy Forms, prescribed by the Judicial Conference of the United States, the observance and use of which is required pursuant to Bankruptcy Rule 9009, as such forms may be amended, revised or supplemented from time to time.

1.78 "Ordinary Course Professionals" means those professionals authorized to be retained and compensated by the Debtor pursuant to the Order Under Sections 105(a), 327, 330 and 331 of the Bankruptcy Code, Bankruptcy Rule 2014 and Local Rule 2014-1 Authorizing the Employment and Payment of Professionals Used in the Ordinary Course of Business [Docket No. 55].

1.79 "Periodic Distribution Date" means the date selected by the Liquidating Trustee for making a Distribution to Holders of Allowed Claims in accordance with Article IV of the Liquidating Trust Agreement.

1.80 "Permissible Investments" means (a) short-term direct obligations of, or obligations guaranteed by, the United States of America, (b) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (c) demand deposits or certificates of deposit at any bank or trust company, which has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000, or (d) such other investments as the Court may approve from time to time.

1.81 "Person" has the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

1.82 "Petition Date" means April 30, 2016, the date on which the Debtor Filed its petition for relief commencing the Chapter 11 Case.

1.83 "Plan" means this chapter 11 plan of liquidation proposed by the Plan Proponent, including all exhibits and schedules attached hereto or otherwise incorporated herein, as such Plan may be altered, amended, modified or supplemented from time to time, including in accordance with its terms, the Bankruptcy Code and the Bankruptcy Rules.

1.84 "Plan Filing Date" means December 16, 2016, the date of the initial filing in the Chapter 11 Case of the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor.

1.85 "Plan Proponent" means the Debtor.

1.86 "Plan Supplement" means the compilation(s) of documents and forms of documents, including any exhibits to the Plan not included herewith, that the Debtor shall File with the Court on or before the Plan Supplement Filing Date.

1.87 "Plan Supplement Filing Date" means the date on which the Plan Supplement shall be Filed with the Court, which date shall be at least five (5) Business Days prior to the Voting Deadline or such other date as may be approved by the Court without further notice to parties in interest.

1.88 "Priority Claims" means, collectively, Priority Non-Tax Claims and Priority Tax Claims.

1.89 "Priority Non-Tax Claim" means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.90 "Priority Tax Claim" means any Claim accorded priority in right of payment under section 507(a)(8) of the Bankruptcy Code.

1.91 "Professional" means any professional employed by the Debtor in the Chapter 11 Case pursuant to sections 327, 328, 363 or 1103 of the Bankruptcy Code and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code, other than Ordinary Course Professionals.

1.92 "Professional Fee Bar Date" means the deadline for Filing all applications for Professional Fee Claims, which shall be forty-five (45) days after the Effective Date, as set forth in Article IX.A.1 of the Plan.

1.93 "Professional Fee Claim" means a Claim of a Professional pursuant to sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code for compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date.

1.94 "Professional Fee Estimate" means (i) with respect to any Professional, a good-faith estimate of such Professional's anticipated accrued unpaid Professional Fee Claims as of the Effective Date to be provided by each Professional in writing to the Debtor prior to the commencement of the Confirmation Hearing, or in the absence of such a writing, to be prepared by the Debtor, and (ii) collectively, the sum of all individual Professional Fee Estimates.

1.95 "Professional Fee Order" means the Order Establishing Procedures for Interim Compensation and Reimbursement of Professionals [Docket No. 52].

1.96 "Professional Fee Reserve" means the reserve of Cash funded by the Debtor and maintained by the Liquidating Trust for the benefit of Holders of Allowed Professional Fee Claims in an amount equal to the Professional Fee Estimate.

1.97 "Proof of Claim" means the proof of claim that must be Filed before the applicable Bar Date, which term shall include a request for payment of an administrative expense claim.

1.98 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class, unless the Plan provides otherwise.

1.99 "Rejection Bar Date" means the deadline by which a counterparty to a rejected Executory Contract or an Unexpired Lease of the Debtor must File a Proof of Claim for damages resulting from the rejection of such Executory Contract or Unexpired Lease by the Debtor, which deadline shall be the later of: (a) the General Bar Date; (b) thirty (30) days after the entry of an order by the Court authorizing such rejection; or (c) such other date, if any, as the Court may fix in the order authorizing such rejection.

1.100 "Scheduled" means, with respect to any Claim, the status and amount, if any, of that Claim as set forth in the Schedules.

1.101 "Schedules" mean the schedules of assets and liabilities, schedules of executory contracts and statement of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms, as such schedules and statements have been or may be supplemented or amended from time to time in accordance with Bankruptcy Rule 1009 or any orders of the Court.

1.102 "Solicitation Procedures Order" means the Order (A) Approving Disclosure Statement; (B) Scheduling Hearing on Confirmation of Plan; (C) Establishing Deadlines and Procedures for (I) Filing Objections to Confirmation of Plan, (II) Claim Objections and (III) Temporary Allowance of Claims for Voting Purposes; (D) Determining Treatment of Certain Unliquidated, Contingent or Disputed Claims for Notice, Voting and Distribution Purposes; (E) Setting Record Date; (F) Approving (I) Solicitation Packages and Procedures for Distribution, (II) Form of Notice of Hearing on Confirmation and Related Matters and (III) Forms of Ballots; (G) Establishing Voting Deadline and Procedures for Tabulation of Votes; and (H) Granting Related Relief [Docket No. ___].

1.103 "Subordinated 510(b) Claim" means any Claim subordinated pursuant to section 510(b) of the Bankruptcy Code, including pursuant to a Final Order of the Court.

1.104 "Subordinated 510(c) Claim" means any Claim that has been subordinated pursuant to section 510(c) of the Bankruptcy Code, including pursuant to a Final Order of the Court, or is for punitive or exemplary damages or for a fine or penalty, to the extent permitted by applicable law.

1.105 "Substantial Contribution Claim" means a Claim under subsections 503(b)(3), (b)(4) or (b)(5) of the Bankruptcy Code for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case.

1.106 "Unclaimed Distributions" means any undeliverable or unclaimed Distributions.

1.107 "Unexpired Lease(s)" means a lease to which the Debtor is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

1.108 "Unimpaired" means, when used in reference to a Claim or a Class, a Claim or a Class that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.109 "U.S. Trustee Fees" means fees payable pursuant to 28 U.S.C. § 1930.

1.110 "Voting Deadline" means February 24, 2017, at 4:00 p.m. (Pacific Time), the date and time by which all Ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

C. Rules of Interpretation

For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit Filed or to be Filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D. Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) and except as otherwise provided herein or therein, the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents and instruments executed in connection with the Plan and (ii) the state of incorporation of the Debtor shall govern corporate governance matters with respect to the Debtor, in either case without giving effect to the principles of conflicts of law thereof.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

A. Introduction

All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described below, have not been classified.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class, and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released or otherwise settled prior to the Effective Date.

B. Unclassified Claims

1. Administrative Claims

2. Priority Tax Claims

C. Unimpaired Classes of Claims

1. Class 1: Miscellaneous Secured Claims

Class 1 consists of all Miscellaneous Secured Claims. Each Holder of an Allowed Miscellaneous Secured Claim shall be placed in a separate subclass, and each subclass shall be treated as a separate Class for Distribution purposes.

2. Class 2: Priority Non-Tax Claims

Class 2 consists of all Priority Non-Tax Claims.

D. Impaired Classes of Claims

1. Class 3: General Unsecured Claims

Class 3 consists of all General Unsecured Claims.

2. Class 4: Subordinated 510(c) Claims

Class 4 consists of all Subordinated 510(c) Claims.

3. Class 5: Subordinated 510(b) Claims

Class 5 consists of all Subordinated 510(b) Claims.

E. Impaired Class of Interests

1. Class 6: Interests

Class 6 consists of all Interests.

ARTICLE III

TREATMENT OF CLAIMS AND INTERESTS

A. Unclassified Claims

1. Administrative Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, a Holder of an Allowed Administrative Claim (other than a Professional) shall receive, in full satisfaction of such Allowed Administrative Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Administrative Claim or (b) such other treatment as to which such Holder and the Debtor or the Liquidating Trustee, as applicable, shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case may be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto (x) on or prior to the Effective Date, by the Debtor, and (y) after the Effective Date, by the Disbursing Agent. Allowed Professional Fee Claims shall be paid from the Professional Fee Reserve pursuant to Article V.E.1 of the Plan.

2. Priority Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, a Holder of an Allowed Priority Tax Claim shall receive, in full satisfaction of such Allowed Priority Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Tax

Claim or (b) such other treatment as to which such Holder and the Debtor or the Liquidating Trustee, as applicable, shall have agreed upon in writing.

B. Unimpaired Claims

1. Class 1: Miscellaneous Secured Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Miscellaneous Secured Claim becomes an Allowed Miscellaneous Secured Claim, at the option of the Debtor or the Liquidating Trustee, as applicable, a Holder of an Allowed Miscellaneous Secured Claim shall receive, in full satisfaction of such Allowed Miscellaneous Secured Claim, (a) Cash from the Debtor equal to the value of such Allowed Miscellaneous Secured Claim, (b) a return of the Holder's Collateral securing the Miscellaneous Secured Claim, (c) such treatment required under section 1124(2) of the Bankruptcy Code for such Claim to be rendered Unimpaired or (d) such other treatment as to which such Holder and the Debtor or the Liquidating Trustee, as applicable, shall have agreed upon in writing.

Any Holder of a Miscellaneous Secured Claim shall retain its Lien in the Collateral or the proceeds of the Collateral (to the extent that such Collateral is sold by the Debtor or the Liquidating Trustee free and clear of such Lien) to the same extent and with the same priority as such Lien held as of Petition Date until such time as (A) the Holder of such Miscellaneous Secured Claim (i) has been paid Cash equal to the value of its Allowed Miscellaneous Secured Claim, (ii) has received a return of the Collateral securing the Miscellaneous Secured Claim or (iii) has been afforded such other treatment as to which such Holder and the Debtor or the Liquidating Trustee, as applicable, shall have agreed upon in writing; or (B) such purported Lien has been determined by an order of the Court to be invalid or otherwise avoidable.

2. Class 2: Priority Non-Tax Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, a Holder of an Allowed Priority Non-Tax Claim shall receive, in full satisfaction of such Allowed Priority Non-Tax Claim, (a) Cash equal to the unpaid portion of the Face Amount of such Allowed Priority Non-Tax Claim or (b) such other treatment as to which such Holder and the Debtor or the Liquidating Trustee, as applicable, shall have agreed upon in writing.

C. Impaired Claims

1. Class 3: General Unsecured Claims

On the Distribution Date, each Holder of an Allowed General Unsecured Claim shall receive, on account of such Allowed General Unsecured Claim, its Pro Rata share of the Liquidating Trust Interests.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all

costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

2. Class 4: Subordinated 510(c) Claims

On or after the Effective Date, all Subordinated 510(c) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

3. Class 5: Subordinated 510(b) Claims

On or after the Effective Date, all Subordinated 510(b) Claims shall be deemed eliminated, cancelled and/or extinguished and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Claims.

D. Interests

1. Class 6: Interests

On the Effective Date, all Interests shall be cancelled and each Holder thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Interests.

E. Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, the Confirmation Order, any other order of the Court or any document or agreement enforceable pursuant to the terms of the Plan, nothing shall affect the rights and defenses, both legal and equitable, of the Debtor and/or the Liquidating Trust with respect to any Unimpaired Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims.

F. Allowed Claims

Notwithstanding any provision herein to the contrary, the Disbursing Agent shall only make Distributions to Holders of Allowed Claims. No Holder of a Disputed Claim shall receive any Distribution on account thereof until (and then only to the extent that) its Disputed Claim becomes an Allowed Claim. The Debtor and/or the Liquidating Trustee may, in their discretion, withhold Distributions otherwise due hereunder to any Claimholder until the Claims Objection Deadline, to enable a timely objection thereto to be Filed. Any Holder of a Claim that becomes an Allowed Claim after the Effective Date shall receive its Distribution in accordance with the terms and provisions of the Plan and/or the Liquidating Trust Agreement, as applicable.

ARTICLE IV

ACCEPTANCE OR REJECTION OF THE PLAN

A. Acceptance by an Impaired Class

In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

B. Presumed Acceptances by Unimpaired Classes

Classes 1 and 2 are Unimpaired by the Plan. Under section 1126(f) of the Bankruptcy Code, such Claimholders are conclusively presumed to accept the Plan, and the votes of such Claimholders shall not be solicited.

C. Classes Deemed to Reject Plan

Holders of Claims in Classes 4 and 5 and Interest Holders in Class 6 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, such Claim and Interest Holders are deemed to reject the Plan, and the votes of such Claimholders and Interest Holders shall not be solicited.

D. Impaired Class of Claims Entitled to Vote

Because Claims in Class 3 are Impaired under the Plan and Holders of such Claims shall receive or retain property under the Plan, Holders of Claims in Class 3 are entitled to vote and shall be solicited with respect to the Plan.

E. Vacant Classes

Any Class or sub-Class of Claims or Interests that is not occupied as of the date of the commencement of the Confirmation Hearing by at least one Allowed Claim or Allowed Interest, as applicable, or at least one Claim or Interest, as applicable, temporarily Allowed under Bankruptcy Rule 3018, shall not be included for purposes of (i) voting on the acceptance or rejection of the Plan and (ii) determining acceptance or rejection of the Plan by such Class under section 1129(a)(8) of the Bankruptcy Code.

F. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

Because Classes 4, 5 and 6 are deemed to reject the Plan, the Debtor shall (i) seek confirmation of the Plan from the Court by employing the "cramdown" procedures set forth in section 1129(b) of the Bankruptcy Code and/or (ii) modify the Plan in accordance with Article XII.A hereof. The Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or schedule, including to amend or modify the Plan or such exhibits or schedules to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V

MEANS FOR IMPLEMENTATION OF THE PLAN

A. Corporate Action

1. Dissolution of Debtor

On the Effective Date, (a) the members of the board of directors of the Debtor shall be deemed to have resigned; and (b) the Debtor shall be deemed dissolved for all purposes, without the necessity of any other or further actions to be taken by or on behalf of the Debtor or payments to be made in connection therewith; provided, however, that the Debtor or the Liquidating Trust may execute and file documents and take all other actions as they deem appropriate relating to the foregoing corporate actions and, in such event, all applicable regulatory or governmental agencies shall take all steps necessary to allow and effect the prompt dissolution of the Debtor as provided herein, without the payment of any fee, tax or charge and without need for the filing of reports or certificates; provided further, however, that any actions by the Debtor or the Liquidating Trust pursuant to the preceding sentence shall not modify, alter or otherwise affect the dissolution of the Debtor as of the Effective Date pursuant to this Section.

Moreover, on and after the Effective Date, the Debtor (i) shall be deemed to have withdrawn its business operations from any state in which it was previously conducting, or is registered or licensed to conduct, its business operations, and shall not be required to file any document, pay any sum or take any other action in order to effectuate such withdrawal; and (ii) shall not be liable in any manner to any taxing or other authority for franchise, business, license or similar taxes accruing on or after the Effective Date.

Further, after the Effective Date, the Liquidating Trust may, in the name of the Debtor, take such actions as may be necessary or appropriate to accomplish the purposes of the Liquidating Trust, without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, except as provided in the Plan or the Confirmation Order.

2. Cancellation of Existing Securities and Agreements

Except as otherwise provided in the Plan, and in any contract, instrument or other agreement or document created in connection with the Plan, on the Effective Date, any promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, other than a Claim that is being reinstated and rendered unimpaired, and all options, warrants, calls, rights, puts, awards, commitments or any other agreements of any character to acquire such Interests shall be deemed canceled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor under the notes, share certificates and other agreements and instruments governing such Claims and Interests shall be discharged. The holders of or parties to such canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes,

share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to the Plan.

3. No Further Action

Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor shall, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized and approved in all respects without any requirement of further action by any Person or Entity, including but not limited to, the Liquidating Trustee, Holders of Claims or Interests against or in the Debtor, or directors or officers of the Debtor.

4. Effectuating Documents; Further Transactions

The Debtor's Chief Executive Officer and Chief Financial Officer shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtor's Chief Executive Officer and Chief Financial Officer shall be authorized to certify or attest to any of the foregoing actions.

B. Books and Records; Privilege Matters

1. Legal Representation of the Debtor After the Effective Date

Upon the Effective Date, the attorney-client relationship between the Debtor and its current counsel, Cole Schotz P.C., shall be deemed terminated. No successor to the Debtor, whether under the Plan or otherwise, including but not limited to the Liquidating Trust, shall be deemed to succeed to the attorney-client relationship that currently exists between the Debtor and its counsel. Subject only to the applicable ethical rules governing attorneys, their receipt of confidential information and their relationship with former clients, current counsel for the Debtor shall not be precluded from representing the Liquidating Trust or representing any party in any action that might be brought against the Liquidating Trust.

2. Transfer of Debtor's Books and Records

On or before the Effective Date, the Debtor shall transfer its Books and Records to the Liquidating Trust.

3. Transfer of Evidentiary Privileges; Document Requests

Notwithstanding anything to the contrary herein, on the Effective Date, the Liquidating Trustee shall succeed to the evidentiary privileges (including attorney-client, joint-client, joint-defense, common interest and other privileges) formerly held by the Debtor.

Accordingly, to the extent that documents are requested from current counsel to the Debtor by any Person or Entity, after the Effective Date, only the Liquidating Trustee shall have the ability to waive such attorney-client or other privileges. In addition, current counsel to the Debtor shall have no obligation to produce any documents currently in its possession as a result

of or arising in any way out of its representation of the Debtor unless (i) the Person or Entity requesting such documents serves its request on the Liquidating Trustee; (ii) the Liquidating Trustee consents in writing to such production and any waiver of the attorney-client or other privilege such production might cause; and (iii) the Liquidating Trustee or the Person or Entity requesting such production agrees to pay the reasonable costs and expenses incurred by current counsel for the Debtor in connection with such production.

Unless the Court orders otherwise, upon the second (2nd) anniversary of the termination of the Liquidating Trust Agreement, any and all documents in the possession of the Debtor's current counsel as a result of or arising in any way out of its representation of the Debtor, shall be deemed destroyed and no Person or Entity shall be entitled to obtain such documents.

C. The Liquidating Trust

1. Establishment and Administration of the Liquidating Trust

(a) On the Effective Date, the Liquidating Trust shall be established pursuant to the Liquidating Trust Agreement for the purpose of, among other things, (i) investigating and, if appropriate, pursuing Liquidating Trust Claims; (ii) holding and liquidating the Liquidating Trust Assets; (iii) resolving all Disputed Claims and any Claim objections pending as of the Effective Date; (iv) prosecuting any objections to Claims that the Liquidating Trustee deems appropriate and resolving such objections; and (v) making Distributions from the Liquidating Trust to Holders of Allowed Claims as provided for in the Plan and/or the Liquidating Trust Agreement.

(b) Upon execution of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized to take all steps necessary to complete the formation of the Liquidating Trust. The Liquidating Trust shall be administered by the Liquidating Trustee in accordance with the Liquidating Trust Agreement.

(c) It is intended that the Liquidating Trust be classified for federal income tax purposes as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d) and as a "grantor trust" within the meaning of Sections 671 through 679 of the Internal Revenue Code. In furtherance of this objective, the Liquidating Trustee, in its business judgment, shall make continuing best efforts not to unduly prolong the duration of the Liquidating Trust. All Liquidating Trust Assets held by the Liquidating Trust on the Effective Date shall be deemed for federal income tax purposes to have been distributed by the Debtor on a Pro Rata basis to Holders of Allowed General Unsecured Claims and then contributed by such Holders to the Liquidating Trust in exchange for the Liquidating Trust Interests. All Holders of Allowed General Unsecured Claims have agreed to use the valuation of the Liquidating Trust Assets transferred to the Liquidating Trust as established by the Liquidating Trustee for all federal income tax purposes. The beneficiaries under the Liquidating Trust shall be treated as the deemed owners of the Liquidating Trust. The Liquidating Trust shall be responsible for filing information on behalf of the Liquidating Trust as grantor trust pursuant to Treasury Regulation Section 1.671-4(a).

2. Assets of the Liquidating Trust

On or before the Effective Date, the Debtor shall transfer and assign to the Liquidating Trust all of its right, title and interest in and to all of the Liquidating Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically vest in the Liquidating Trust free and clear of all Claims and Liens, subject only to the Allowed Claims of the Holders of Liquidating Trust Interests as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement. Thereupon, the Debtor shall not have any interest in or with respect to the Liquidating Trust Assets.

3. Other Funds to be Transferred to the Liquidating Trust

Pursuant to Article V.E.1 of the Plan, on or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve.

Pursuant to Article V.E.2 of the Plan, on or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve.

4. Rights and Powers of the Liquidating Trust and the Liquidating Trustee

(a) The Liquidating Trustee shall be deemed the Estate's representative in accordance with section 1123 of the Bankruptcy Code and shall have all the rights and powers set forth in the Liquidating Trust Agreement, including, without limitation, the powers of a trustee under sections 704 and 1106 of the Bankruptcy Code and Bankruptcy Rule 2004, and the right to (i) effect all actions and execute all agreements, instruments and other documents necessary to implement the provisions of the Plan and the Liquidating Trust Agreement; (ii) prosecute, settle, abandon or compromise any Liquidating Trust Claims; (iii) make Distributions contemplated by the Plan and the Liquidating Trust Agreement; (iv) establish and administer any necessary reserves that may be required, including the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve; (v) object to Disputed Claims and, without Court approval, settle, compromise, withdraw or resolve in any manner such objections; (vi) employ and compensate professionals (including professionals previously retained by the Debtor), provided, however, that any such compensation shall be made only out of the Liquidating Trust Assets and Liquidating Trust Proceeds; and (vii) file all federal, state and local tax returns if necessary.

(b) The Liquidating Trustee has full authority to take any steps necessary to administer the Liquidating Trust Agreement, including without limitation, the duty and obligation to liquidate Liquidating Trust Assets, to make Distributions therefrom in accordance with the provisions of the Plan and to pursue, settle or abandon any Liquidating Trust Claims, all in accordance with the Liquidating Trust Agreement.

5. Liquidating Trust Interests

(a) On the Effective Date, each Holder of an Allowed General Unsecured Claim shall, by operation of the Plan, receive its Pro Rata share of the Liquidating Trust Interests. Liquidating Trust Interests shall be reserved for Holders of Disputed General Unsecured Claims and issued by the Liquidating Trust to, and held by the Liquidating Trustee in, the Disputed Claims Reserve pending allowance or disallowance of such Claims. No other Entity shall have any interest, legal, beneficial or otherwise, in the Liquidating Trust Assets upon the assignment and transfer of such assets to the Liquidating Trust.

As set forth in the Liquidating Trust Agreement, Distributions from the Liquidating Trust on account of Liquidating Trust Interests shall be made from the Liquidating Trust Assets and Liquidating Trust Proceeds after paying, reserving against or satisfying, among other things, the operating and administrative expenses of the Liquidating Trust, including but not limited to all costs, expenses and obligations incurred by the Liquidating Trustee (or professionals who may be employed by the Liquidating Trustee in administering the Liquidating Trust) in carrying out their responsibilities under the Liquidating Trust Agreement, or in any manner connected, incidental or related thereto.

(b) The Liquidating Trust Interests shall be uncertificated and shall be nontransferable except upon death of the Holder or by operation of law. Holders of Liquidating Trust Interests, in such capacity, shall have no voting rights with respect to such interests. The Liquidating Trust shall have a term of five (5) years from the Effective Date, without prejudice to the rights of the Liquidating Trust to extend such term conditioned upon the Liquidating Trust not becoming subject to the Securities Exchange Act of 1934 (as now in effect or hereafter amended).

6. Appointment of a Liquidating Trustee

(a) The initial Liquidating Trustee shall be John P. Hamill, the Debtor's current Chief Executive Officer and Chief Financial Officer. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date. The Liquidating Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Plan and Liquidating Trust Agreement.

(b) The Liquidating Trustee shall not be obligated to obtain a bond but may do so, in its sole discretion, in which case the expense incurred by such bonding shall be paid by the Liquidating Trust.

(c) The Liquidating Trustee and its professionals shall be exculpated and indemnified pursuant to and in accordance with the terms of the Plan and Liquidating Trust Agreement.

7. Indemnification of Liquidating Trustee and Certain Other Parties

The Indemnified Persons shall be held harmless and shall not be liable for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trust or Liquidating Trustee (as

applicable), except those acts that are determined by Final Order of the Court to have arisen out of their own intentional fraud, willful misconduct or gross negligence. Each Indemnified Person shall be entitled to be indemnified, held harmless and reimbursed for fees and expenses including, without limitation, reasonable attorney's fees, which such Persons and Entities may incur or may become subject to or in connection with any action, suit, proceeding or investigation that is brought or threatened against such Persons or Entities in respect of that Person's or Entity's actions or inactions regarding the implementation or administration of the Plan, or the discharge of their duties under the Plan or Liquidating Trust Agreement, except for any actions or inactions that are determined by Final Order of the Court to have arisen from intentional fraud, willful misconduct or gross negligence. Any Claim of the Indemnified Persons to be indemnified, held harmless or reimbursed shall be satisfied solely from the Liquidating Trust Assets, Liquidating Trust Proceeds and any applicable insurance coverage.

8. Distributions to Holders of Allowed General Unsecured Claims

(a) Initial Distributions. On the Distribution Date, the Liquidating Trustee shall make, or shall make adequate reserves in the Disputed Claims Reserve for, the Distributions required to be made under the Plan to Holders of Allowed General Unsecured Claims. The Liquidating Trustee shall not make any Distributions of Liquidating Trust Assets to the beneficiaries under the Liquidating Trust unless the Liquidating Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.H.3 of the Plan.

(b) Interim Distributions. The Liquidating Trustee shall make interim Distributions of Cash to Holders of Liquidating Trust Interests in accordance with the Plan and Article IV of the Liquidating Trust Agreement.

(c) Final Distributions. The Liquidating Trust shall terminate and the Liquidating Trustee shall make the final Distributions upon the occurrence of the earlier of (a) the substantially full liquidation, administration and Distribution of the Liquidating Trust Assets and the Liquidating Trust Proceeds in accordance with the Liquidating Trust Agreement, the Plan and the Confirmation Order, and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that termination of the Liquidating Trust shall only be deemed effective upon the filing by the Liquidating Trustee with the Court of a certification of termination of the Liquidating Trust. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Trust.

Upon termination of the Liquidating Trust, if the Liquidating Trustee reasonably determines that any remaining Liquidating Trust Assets and Liquidating Trust Proceeds are insufficient to render a further distribution practicable, or exceed the amounts required to be paid under the Plan, the Liquidating Trustee shall transfer such remaining funds to a charitable institution selected by the Liquidating Trustee, which charitable institution shall be qualified as a not-for-profit corporation under applicable federal and state laws.

9. Distributions to Holders of Administrative and Priority Claims

On or as soon as reasonably practicable after the later of (i) the Distribution Date or (ii) the date an Administrative Claim, Priority Tax Claim or Priority Non-Tax Claim becomes an Allowed Claim, the Liquidating Trustee shall make the Distributions required to be made under the Plan to Holders of Allowed Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims, subject to the limitations set forth in Section 5.4 of the Liquidating Trust Agreement.

D. No Revesting of Assets in Debtor

The property of the Debtor's Estate shall not be vested in the Debtor on or following the Effective Date, but shall be vested in the Liquidating Trust and continue to be subject to the jurisdiction of the Court following confirmation of the Plan until such property is distributed to Holders of Allowed Claims in accordance with the provisions of the Plan, the Liquidating Trust Agreement and the Confirmation Order.

E. Accounts and Reserves

1. Professional Fee Reserve

On or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Liquidating Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtor, on or as soon as reasonably practicable after entry of a Final Order allowing such Claim. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Professional Fee Reserve shall become a Liquidating Trust Asset. Only Professionals employed in the Chapter 11 Case by the Debtor shall be entitled to payment from the Professional Fee Reserve.

The Professionals employed by the Debtor shall be entitled to reasonable compensation and reimbursement of actual, necessary expenses for post-Effective Date activities, including the preparation, filing and prosecution of Final Fee Applications, from the Professional Fee Reserve. Any time or expenses incurred in the preparation, filing and prosecution of Final Fee Applications shall be disclosed by each Professional in its Final Fee Application and shall be subject to approval of the Court.

2. Administrative Claims Reserve

On or before the Effective Date, the Debtor shall transfer to the Liquidating Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Liquidating Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve) and Allowed

Priority Claims. The Liquidating Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve) and Priority Claim on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims) and Priority Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Liquidating Trust, any remaining Cash in the Administrative Claims Reserve shall become a Liquidating Trust Asset.

3. Other Reserves

The Liquidating Trust shall establish and administer any other necessary reserves that may be required under the Plan or Liquidating Trust Agreement, including the Disputed Claims Reserve.

F. Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation instruments or other documents without the payment of any such tax or governmental assessment.

G. Applicability of Section 1145 of the Bankruptcy Code

Under section 1145 of the Bankruptcy Code, the issuance of the Liquidating Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities. If the Liquidating Trustee determines, with the advice of counsel, that the Liquidating Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Liquidating Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.

H. Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust shall retain and may enforce all rights to commence and pursue, as appropriate, the Liquidating Trust Claims, and the Liquidating Trust's rights to commence, prosecute or settle such Liquidating Trust Claims shall be preserved notwithstanding the occurrence of the Effective Date or the dissolution of the Debtor. The Liquidating Trust may pursue such Liquidating Trust Claims, as appropriate, in accordance with the best interests of the Liquidating Trust beneficiaries. No Entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Liquidating Trust Claims against them as any indication that the Liquidating Trust will not pursue any and all available Liquidating Trust Claims against them. The Liquidating Trust expressly reserves all rights to prosecute any and all Liquidating Trust Claims against any Entity,

except as otherwise expressly provided in the Plan. Unless any Liquidating Trust Claims against an Entity are expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or a Court order, the Liquidating Trust expressly reserves all Liquidating Trust Claims for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of *res judicata*, collateral estoppel, issue preclusion, claim preclusion, estoppels (judicial, equitable or otherwise) or laches, shall apply to such Liquidating Trust Claims upon, after or as a consequence of the Confirmation or Consummation of the Plan.

I. Effectuating Documents; Further Transactions

The Liquidating Trustee, subject to the terms and conditions of the Plan and the Liquidating Trust Agreement, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

ARTICLE VI

PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions on Allowed Claims

Distributions to be made on account of Claims that are Allowed Claims as of the Effective Date or become Allowed Claims thereafter shall be made by the Disbursing Agent pursuant to the terms and conditions of the Plan and the Liquidating Trust Agreement. Notwithstanding any other provision of the Plan to the contrary, no Distribution shall be made on account of any Allowed Claim or portion thereof that (i) has been satisfied after the Petition Date; (ii) is listed in the Schedules as contingent, unliquidated, disputed or in a zero amount, and for which a Proof of Claim has not been timely Filed; or (iii) is evidenced by a Proof of Claim that has been amended by a subsequently Filed Proof of Claim.

B. Disbursing Agent

The Disbursing Agent shall make all Distributions required under the Plan, subject to the terms and provisions of the Plan and the Liquidating Trust Agreement. If the Disbursing Agent is an independent third party designated to serve in such capacity, such Disbursing Agent shall receive, without further Court approval, reasonable compensation from the Liquidating Trust for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties. The Disbursing Agent shall be authorized and directed to rely upon the Debtor's books and records and the Liquidating Trust's representatives and professionals in determining Allowed Claims entitled to Distributions under the Plan in accordance with the terms and conditions of the Plan.

C. Delivery of Distributions and Undeliverable or Unclaimed Distributions

1. Delivery of Distributions in General

Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent (a) at the addresses set forth on the Proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no Proof of Claim is Filed or if the Debtor has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, after sufficient evidence of such addresses as may be requested by the Disbursing Agent is provided, (c) at the addresses reflected in the Schedules if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address, (d) at the addresses set forth in the other records of the Debtor or the Disbursing Agent at the time of the Distribution or (e) in the case of the Holder of a Claim that is governed by an agreement and is administered by an agent or servicer, at the addresses contained in the official records of such agent or servicer.

In making Distributions under the Plan, the Disbursing Agent may rely upon the accuracy of the Claims register maintained by the Claims Agent in the Chapter 11 Case, as modified by any Final Order of the Court disallowing Claims in whole or in part.

2. Undeliverable and Unclaimed Distributions

If the Distribution to any Holder of an Allowed Claim is returned to the Disbursing Agent as undeliverable or is otherwise unclaimed, no further Distributions shall be made to such Holder unless and until the Disbursing Agent is notified in writing of such Holder's then-current address and such Holder provides sufficient evidence of such address as may be requested by the Disbursing Agent, at which time all missed Distributions shall be made to such Holder without interest, subject to the time limitations set forth below. Amounts in respect of undeliverable Distributions made by the Disbursing Agent shall be returned to the Disbursing Agent until such Distributions are claimed. The Disbursing Agent shall segregate and, with respect to Cash, deposit in a segregated account designated as an unclaimed Distribution reserve undeliverable and unclaimed Distributions for the benefit of all such similarly-situated Persons or Entities until such time as a Distribution becomes deliverable or is claimed, subject to the time limitations set forth below.

Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed Distribution within three (3) months after the date such Distribution was returned undeliverable shall be deemed to have forfeited its Claim for such undeliverable or unclaimed Distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution against the Debtor or its Estate, the Liquidating Trustee, the Liquidating Trust, or their respective agents, attorneys, representatives, employees or independent contractors, and/or any of its or their property. In the case of undeliverable or unclaimed Distributions on account of Administrative Claims, Priority Tax Claims or Priority Non-Tax Claims, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Administrative Claims Reserve. In the case of undeliverable or unclaimed Distributions on account of Liquidating Trust Interests, any Cash otherwise reserved for undeliverable or unclaimed Distributions shall revert to the Liquidating Trust, and all title to and

all beneficial interests in the Liquidating Trust Assets represented by any such undeliverable Distributions shall revert to and/or remain in the Liquidating Trust and shall be distributed in accordance with Article IV of the Liquidating Trust Agreement and the Plan. The reversion of such Cash to the Administrative Claims Reserve or the Liquidating Trust, as applicable, shall be free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary and shall be treated in accordance with the terms of the Plan and the Liquidating Trust Agreement. Nothing contained in the Plan or the Liquidating Trust Agreement shall require the Debtor, the Liquidating Trust, the Liquidating Trustee or any Disbursing Agent to attempt to locate any Holder of an Allowed Claim.

D. Means of Cash Payment

Cash payments made pursuant to the Plan shall be in U.S. dollars and shall be made at the option and in the sole discretion of the Disbursing Agent by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Disbursing Agent. In the case of foreign creditors, Cash payments may be made, at the option of the Disbursing Agent, in such funds and by such means as are necessary or customary in a particular jurisdiction.

E. Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, postpetition interest shall not accrue or be paid on any Claims, and no Claimholder shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final Distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

F. Withholding and Reporting Requirements

In accordance with section 346 of the Bankruptcy Code and in connection with the Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority. The Disbursing Agent shall be authorized to take any and all actions necessary and appropriate to comply with such requirements.

All Distributions hereunder shall be subject to withholding and reporting requirements. As a condition of making any Distribution under the Plan, each Entity holding an Allowed Claim is required to provide any information necessary in writing, including returning W-9 statements, to effect the necessary information reporting and withholding of applicable taxes with respect to Distributions to be made under the Plan as the Disbursing Agent may request. The Disbursing Agent shall be entitled in its sole discretion to withhold any Distributions to a Holder of an Allowed Claim who fails to provide tax identification or social security information within the timeframe requested in writing by the Disbursing Agent to such Holder of an Allowed Claim, which timeframe shall not be less than thirty (30) days. The Distribution to any Holder of an Allowed Claim that fails to timely respond to the Disbursing Agent shall be treated as an undeliverable or unclaimed Distribution pursuant to Article VI.C.2 of the Plan.

Notwithstanding any other provision of the Plan, each Entity receiving a Distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of tax obligations on account of any such Distribution.

G. Setoffs

Subject to the terms and conditions of the Liquidating Trust Agreement, the Debtor and/or the Liquidating Trust may, but shall not be required to, set off against any Claim and the payments or other Distributions to be made under the Plan on account of the Claim, claims of any nature whatsoever that the Debtor may have against the Holder thereof, provided that any such right of setoff that is exercised shall be allocated, first, to the principal amount of the related Claim, and thereafter to any interest portion thereof, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor and/or the Liquidating Trust of any such claim that the Debtor may have against such Holder.

H. Procedure for Treating and Resolving Disputed, Contingent and/or Unliquidated Claims

1. Objection Deadline; Prosecution of Objections

Except as set forth in the Plan with respect to Professional Fee Claims and Administrative Claims, all objections to Claims must be Filed and served on the Holders of such Claims by the Claims Objection Deadline, as the same may be extended by the Court. If an objection has not been Filed to a Proof of Claim or the Schedules have not been amended with respect to a Claim that (i) was Scheduled by the Debtor but (ii) was not Scheduled as contingent, unliquidated and/or disputed, by the Claims Objection Deadline, as the same may be extended by order of the Court, the Claim to which the Proof of Claim or Scheduled Claim relates shall be treated as an Allowed Claim if such Claim has not been Allowed earlier. Notice of any motion for an order extending the Claims Objection Deadline shall be given only to those Persons or Entities that have requested notice in the Chapter 11 Case in accordance with Bankruptcy Rule 2002.

On and after the Effective Date, the Liquidating Trust shall have the authority to: (1) File, withdraw or litigate to judgment objections to and requests for estimation of Claims; (2) settle or compromise any Disputed Claim without any further notice to or action, order or approval by the Court; and (3) administer and adjust the Claims register to reflect any such settlements or compromises without any further notice to or action, order or approval by the Court; provided, however, that the objection to and settlement of Professional Fee Claims shall not be subject to this Article VI.H, but rather shall be governed by Article IX.A of the Plan. In the event that any objection Filed by the Debtor remains pending as of the Effective Date, the Liquidating Trustee shall be deemed substituted for the Debtor as the objecting party. Nothing in this paragraph shall affect the U.S. Trustee's right to object to claims (including Administrative Claims and Professional Fee Claims), and such right is fully reserved.

The Liquidating Trust shall be entitled to assert all of the Debtor's rights, claims, defenses, offsets, rights of recoupment, setoffs, rights of disallowance, subrogation, recharacterization and/or equitable subordination and counter-claims with respect to Claims.

2. No Distributions Pending Allowance

Notwithstanding any other provision of the Plan or the Liquidating Trust Agreement, no payments or Distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim. To the extent that a Claim is not a Disputed Claim but is held by a Holder that is or may be liable to the Debtor or the Liquidating Trust on account of a Cause of Action, no payments or Distributions shall be made with respect to all or any portion of such Claim unless and until such Claim and liability have been settled or withdrawn or have been determined by Final Order of the Court or such other court having jurisdiction over the matter.

3. Disputed Claims Reserve

On the Distribution Date and on each subsequent Periodic Distribution Date, the Liquidating Trust shall withhold on a Pro Rata basis from property that would otherwise be distributed to Holders of General Unsecured Claims entitled to Distributions under the Plan on such date, in a separate Disputed Claims Reserve, such amounts or property as may be necessary to equal one hundred percent (100%) of Distributions to which Holders of such Disputed General Unsecured Claims would be entitled under the Plan if such Disputed Claims were allowed in their Disputed Claim Amount. The Liquidating Trust may request, if necessary, estimation for any Disputed General Unsecured Claim that is contingent or unliquidated, or for which the Liquidating Trust determines to reserve less than the face amount. If the Liquidating Trust elects not to request such an estimation from the Court with respect to a Disputed General Unsecured Claim that is contingent or unliquidated, the Liquidating Trust shall withhold the applicable Disputed Claims Reserve based upon the good faith estimate of the amount of such General Unsecured Claim by the Liquidating Trust. If practicable, the Liquidating Trust shall invest any Cash that is withheld as the Disputed Claims Reserve in an appropriate manner to ensure the safety of the investment, in accordance with Section 3.5 of the Liquidating Trust Agreement. Nothing in the Plan, the Disclosure Statement or the Liquidating Trust Agreement shall be deemed to entitle the Holder of a Disputed General Unsecured Claim to postpetition interest on such Claim, however.

4. Distributions After Allowance

Payments and Distributions to Holders of Disputed Claims that ultimately become Allowed Claims shall be made in accordance with provisions of the Liquidating Trust Agreement that govern Distributions to Holders of Allowed General Unsecured Claims (Article IV of the Liquidating Trust Agreement) and Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims (Article V of the Liquidating Trust Agreement).

5. De Minimis Distributions

The Liquidating Trust shall not be required to make any Distributions to Holders of Allowed Claims aggregating less than twenty-five dollars ($25.00). Cash that otherwise would be payable under the Plan to Holders of Liquidating Trust Interests but for this Article VI.H.5

shall remain Liquidating Trust Assets to be used in accordance with the Liquidating Trust Agreement. Cash that otherwise would be payable under the Plan to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims but for this Article VI.H.5 shall remain in the Administrative Claims Reserve.

6. Fractional Dollars

Any other provision of the Plan notwithstanding, the Disbursing Agent shall not be required to make Distributions or payments of fractions of dollars. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down.

7. Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a Distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such Distribution shall, for all income tax purposes, be allocated to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

8. Distribution Record Date

The Disbursing Agent shall have no obligation to recognize the transfer or sale of any participation in any Allowed Claim that occurs after the close of business on the Distribution Record Date. Instead, the Disbursing Agent shall be entitled to recognize and deal for all purposes under the Plan with only those record Holders stated on the official Claims register or the Debtor's Books and Records, as applicable, as of the close of business on the Distribution Record Date.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A. Rejected Contracts and Leases

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, each of the Executory Contracts and Unexpired Leases to which the Debtor is a party shall be deemed automatically rejected by the Debtor as of the Effective Date, unless such contract or lease (i) previously has been assumed or rejected by the Debtor, (ii) expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject pending before the Court as of the Confirmation Date or (iv) is identified on Exhibit B hereto as a contract to be assumed; provided, however, that nothing contained in the Plan shall constitute an admission by the Debtor that any such contract or lease is an Executory Contract or Unexpired Lease or that the Debtor or its successors and assigns has any liability thereunder; and, provided further, that the Debtor reserves its right, at any time before the Confirmation Date, to assume any Executory Contract or Unexpired Lease that was not already rejected prior to the Confirmation Date. The Confirmation Order shall constitute an

order of the Court approving the rejections described in this Article VII.A, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

B. Rejection Damages Bar Date

If the rejection of an Executory Contract or Unexpired Lease pursuant to Article VII.A gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Debtor or its Estate, the Liquidating Trust or their respective successors or properties unless a Proof of Claim is Filed with the Claims Agent and served on counsel for the Liquidating Trust within thirty (30) days after service of notice of entry of the Confirmation Order.

C. Indemnification Obligations

Subject to the last sentence of this Article VII.C, any obligations of the Debtor pursuant to its organizational documents, including amendments, entered into any time prior to the Effective Date, to indemnify, reimburse or limit the liability of any Person pursuant to the Debtor's organizational documents, policy of providing employee indemnification, applicable state law or specific agreement in respect of any claims, demands, suits, causes of action or proceedings against such Persons based upon any act or omission related to such Persons' service with, for or on behalf of the Debtor prior to the Effective Date with respect to all present and future actions, suits and proceedings relating to the Debtor shall survive Confirmation of the Plan and except as set forth herein, remain unaffected thereby, and shall not be discharged, irrespective of whether such defense, indemnification, reimbursement or limitation of liability accrued or is owed in connection with an occurrence before or after the Petition Date; provided, however, that all monetary obligations under this Article VII.C shall be limited solely to available insurance coverage and neither the Liquidating Trust, the Liquidating Trustee nor any of their assets shall be liable for any such obligations. Any Claim based on the Debtor's obligations set forth in this Article VII.C shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code. This provision for indemnification, reimbursement and limitation of liability shall not apply to or cover any Claims, suits or actions against a Person that result in a final order determining that such covered Person is liable for fraud, willful misconduct, gross negligence, bad faith, self-dealing or breach of the duty of loyalty.

ARTICLE VIII

CONDITIONS PRECEDENT TO CONSUMMATION OF THE PLAN

A. Conditions to Occurrence of the Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article VIII.B of the Plan:

1. the Confirmation Order shall not then be stayed, vacated or reversed;

2. the Confirmation Order shall not then be subject to a pending appeal, and the time to appeal or seek review or rehearing or leave to appeal has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending;

3. the Liquidating Trust shall have been established and the Liquidating Trust Assets shall have been transferred to and vested in the Liquidating Trust free and clear of all Claims and Liens, except as specifically provided in the Plan and the Liquidating Trust Agreement;

4. the Professional Fee Reserve and the Administrative Claims Reserve shall have been funded in Cash in full;

5. the Liquidating Trustee shall have been appointed and assumed its rights and responsibilities under the Plan and the Liquidating Trust Agreement, as applicable; and

6. all actions, documents and agreements necessary to implement the provisions of the Plan to be effectuated on or prior to the Effective Date shall have been effected or executed and delivered. The Liquidating Trust Agreement shall be completed and in final form and, as applicable, executed by the parties thereto and all conditions precedent contained in any of the foregoing shall have been satisfied or waived.

B. Waiver of Conditions

Each of the conditions to the Effective Date set forth in Article VIII.A of the Plan may be waived in whole or in part by the Debtor without any other notice to parties in interest or the Court. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of any party to exercise any of its foregoing rights shall not be deemed a waiver of any of its other rights, and each such right shall be deemed an ongoing right that may be asserted thereby at any time.

C. Consequences of Non-Occurrence of Effective Date

If the Effective Date does not occur within ninety (90) days following the Confirmation Date, or by such later date after notice and hearing, as is proposed by the Debtor, then upon motion by the Debtor and upon notice to such parties in interest as the Court may direct, (a) the Plan shall be null and void in all respects; (b) any settlement of Claims shall be null and void without further order of the Court; and (c) the time within which the Debtor may assume and assign or reject all Executory Contracts shall be extended for a period of thirty (30) days after such motion is granted.

ARTICLE IX

ALLOWANCE AND PAYMENT OF CERTAIN ADMINISTRATIVE CLAIMS

A. Professional Fee Claims

1. Final Fee Applications

All final requests for payment of Professional Fee Claims (the "Final Fee Applications") must be Filed no later than forty-five (45) days after the Effective Date. Objections, if any, to Final Fee Applications of such Professionals must be Filed and served on the Liquidating Trust, the requesting Professional and the Office of the U.S. Trustee no later than twenty (20) days from the date on which each such Final Fee Application is served and Filed. After notice and a hearing in accordance with the procedures established by the Bankruptcy Code and prior orders of the Court, the Allowed amounts of such Professional Fee Claims shall be determined by the Court.

2. Employment of Professionals after the Effective Date

From and after the Effective Date, any requirement that Professionals comply with sections 327 through 331 of the Bankruptcy Code or any order previously entered by the Court in seeking retention or compensation for services rendered or expenses incurred after such date shall terminate.

B. Substantial Contribution Compensation and Expenses Bar Date

Any Person or Entity that wishes to make a Substantial Contribution Claim based on facts or circumstances arising after the Petition Date must File an application with the Clerk of the Court, on or before the Administrative Claims Bar Date, and serve such application on the Liquidating Trust and the Office of the U.S. Trustee and as otherwise required by the Court and the Bankruptcy Code, or be forever barred from seeking such compensation or expense reimbursement. Objections, if any, to the Substantial Contribution Claim must be Filed no later than the Administrative Claims Objection Deadline, unless otherwise extended by Order of the Court.

C. Other Administrative Claims

All other requests for payment of an Administrative Claim arising after the Petition Date, other than Professional Fee Claims, must be Filed with the Court and served on the Liquidating Trust no later than the Administrative Claims Bar Date. Unless the Liquidating Trust or any other party in interest objects to an Administrative Claim by the Administrative Claims Objection Deadline, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Liquidating Trust or any other party in interest objects to an Administrative Claim, the Court shall determine the Allowed amount of such Administrative Claim.

ARTICLE X

EFFECTS OF CONFIRMATION

A. Compromise and Settlement of Claims and Controversies

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the classification, Distributions, releases and other benefits provided pursuant to the Plan, on the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Plan or relating to the contractual, legal and subordination rights that a Holder of a Claim or Interest may have with respect to any Claim or Interest, or any Distribution to be made on account of such Claim or Interest. The entry of the Confirmation Order shall constitute the Court's approval of the compromise or settlement of all such Claims, Interests and controversies, as well as a finding by the Court that such compromise or settlement is in the best interests of the Debtor, its Estate and Holders of Claims and Interests and is fair, equitable and reasonable.

B. Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former Holders of Claims and Interests, whether or not such Holders shall receive or retain any property or interest in property under the Plan, and their respective successors and assigns, including, but not limited to, the Liquidating Trust and all other parties in interest in the Chapter 11 Case.

C. Discharge of the Debtor

Pursuant to section 1141(d)(3) of the Bankruptcy Code, Confirmation shall not discharge Claims against the Debtor; provided, however, that no Claimholder or Interest Holder may, on account of such Claim or Interest, seek or receive any payment or other Distribution from, or seek recourse against, the Liquidating Trust or any of its property, except as expressly provided in the Plan.

D. Releases and Exculpation

1. Releases by the Debtor

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor, and any Person or Entity seeking to exercise the rights of the Debtor's Estate, including, without limitation, any successor to the Debtor, any Estate representative appointed or selected pursuant to section 1123(b)(3) of the Bankruptcy Code or the Liquidating Trust, whether pursuing an action derivatively or otherwise, shall be deemed to forever release, waive and discharge all liabilities, claims, actions, proceedings, causes of action, Avoidance Actions, suits, accounts, controversies, agreements, promises, rights to legal remedies, right to equitable remedies, rights to payment, or Claims whatsoever (other than for fraud, willful misconduct or gross negligence) in connection with or related to the Debtor, the Chapter 11 Case or the Plan (other than the rights of the Debtor and the Liquidating Trustee to enforce the Plan and the contracts, instruments, releases and other agreements or documents

delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Confirmation Date, against (a) the Debtor, its Professionals and Court-retained agents and the Debtor's directors, officers and employees employed by or serving the Debtor as of the Plan Filing Date, and (b) any of the successors or assigns of any of the parties identified in the foregoing clause (a); provided, however, that nothing in this Article X.D.1 shall be a waiver of any defense, offset or objection to any Claim Filed against the Debtor and its Estate by any Person or Entity.

2. Exculpation and Limitation of Liability

Except as otherwise specifically provided in the Plan, none of (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, or (d) or any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (c), shall have or incur, and each is hereby released and exculpated from, any liability, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured and whether asserted or assertable directly or derivatively in law or equity to any Holder of a Claim or an Interest, or any other party in interest, or any of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, or any of their respective successors or assigns, for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct, and such parties in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan. For the avoidance of doubt, this exculpation only applies to any acts or omissions of the exculpated parties that occurred on and after the filing of the Chapter 11 Case.

Notwithstanding any other provision of the Plan, no Holder of a Claim or an Interest, no other party in interest, none of their respective members, directors, officers, employees, advisors, attorneys, professionals, agents, partners, stockholders or affiliates, and none of their respective successors or assigns, shall have any right of action against (a) the Debtor, (b) the directors, officers and employees of the Debtor serving at any time during the pendency of the Chapter 11 Case, (c) the Professionals or Court-retained agents of the Debtor, or (d) any of the successors or assigns of any of the parties identified in the foregoing clauses (a) through (c), for any act or omission in connection with, relating to or arising out of, the Chapter 11 Case, the formulation, negotiation or implementation of the Plan, solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Confirmation of the Plan, the Consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which are the result of fraud, gross negligence or willful misconduct. For the avoidance of doubt, this paragraph only applies to any acts or omissions of such protected parties that occurred on and after the filing of the Chapter 11 Case.

E. Injunction

Confirmation of the Plan shall have the effect of, among other things, permanently enjoining (a) all Entities or Persons that have held, hold or may hold or have asserted, assert or may assert Claims against or Interests in the Debtor or the Estate, and (b) respecting (vi)(A) and (vi)(B) of this Article X.E, the Estate and the Liquidating Trust, from and after the Effective Date, from taking any of the following actions (other than actions to enforce any rights or obligations under the Plan): (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, any proceeding in a judicial, arbitral, administrative or other forum) against or affecting the Estate or the Liquidating Trust or any of its or their property on account of such Claims or Interests; (ii) enforcing, levying, attaching (including, without limitation, any pre-judgment attachment), collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order against the Estate or the Liquidating Trust or any of its or their property on account of such Claims or Interests; (iii) creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against the Estate or the Liquidating Trust or any of its or their property on account of such Claims or Interests; (iv) asserting any right of setoff, directly or indirectly, against any obligation due the Estate or the Liquidating Trust or any of its or their property, except with respect to any right of setoff asserted prior to the entry of the Confirmation Order, whether asserted in a Proof of Claim or otherwise, or as otherwise contemplated or allowed by the Plan; (v) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan; and (vi) prosecuting or otherwise asserting (A) any Claim or Interest, including any right, claim or Cause of Action, released pursuant to the Plan, or (B) any form of objection to any Claim that is Allowed by the Plan; provided, however, that the injunction contemplated by this section shall not apply to the commencement or continuation of an action or proceeding by a Governmental Unit to which section 363(b)(4) of the Bankruptcy Code would be applicable. Additionally, unless otherwise explicitly stated in the Plan, the injunction contemplated by this Section shall prohibit the assertion against the Liquidating Trust and the Liquidating Trustee of all Claims or Interests, if any, related to the Debtor.

Confirmation of the Plan shall further have the effect of permanently enjoining all Persons and Entities from obtaining any documents or other materials from current counsel for the Debtor that are in the possession of such counsel as a result of or arising in any way out of its representation of the Debtor, except in accordance with Article V.B of the Plan.

F. Compromises and Settlements

Pursuant to Bankruptcy Rule 9019(a), the Debtor may compromise and settle Claims (a) against it and (b) that it has against other Persons or Entities. The Debtor expressly reserves the right (with Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Persons and Entities at any time up to and including the Effective Date.

After the Effective Date, such right shall pass to the Liquidating Trust and shall be governed by the terms of Article VI.H of the Plan and the Liquidating Trust Agreement.

ARTICLE XI

RETENTION OF JURISDICTION

A. Retention of Jurisdiction by the Court

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order, substantial Consummation of the Plan and occurrence of the Effective Date, the Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case, the Plan, the Liquidating Trust Agreement and the Liquidating Trust to the fullest extent permitted by law, including, among other things, jurisdiction to:

1. To the extent not otherwise determined by the Plan, to determine (i) the allowance, classification or priority of Claims upon objection by any party in interest entitled to File an objection, or (ii) the validity, extent, priority and nonavoidability of consensual and nonconsensual Liens and other encumbrances against assets of the Estate, Causes of Action, or property of the Estate or the Liquidating Trust;

2. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any Entity or Person, to construe and to take any other action to enforce and execute the Plan, the Confirmation Order or any other order of the Court, to issue such orders as may be necessary for the implementation, execution, performance and Consummation of the Plan and all matters referred to herein, and to determine all matters that may be pending before the Court in the Chapter 11 Case on or before the Effective Date with respect to any Entity or Person;

3. To protect the assets or property of the Estate and/or the Liquidating Trust, including Causes of Action, from claims against, or interference with, such assets or property, including actions to quiet or otherwise clear title to such property or to resolve any dispute concerning Liens or other encumbrances on any assets of the Estate;

4. To determine any and all applications for allowance of Professional Fee Claims;

5. To determine any Priority Tax Claims, Priority Non-Tax Claims or Administrative Claims entitled to priority under section 507(a) of the Bankruptcy Code;

6. To resolve any dispute arising under or related to the implementation, execution, Consummation or interpretation of the Plan and the making of Distributions hereunder;

7. To determine any and all motions related to the rejection, assumption or assignment of Executory Contracts or Unexpired Leases or determine any issues arising from the deemed rejection of Executory Contracts and Unexpired Leases set forth in Article VII of the Plan;

8. Except as otherwise provided herein, to determine all applications, motions, adversary proceedings, contested matters, actions and any other litigated matters instituted in and prior to the closing of the Chapter 11 Case, including any remands;

9. To enter a Final Order closing the Chapter 11 Case;

10. To modify the Plan under section 1127 of the Bankruptcy Code, remedy any defect, cure any omission or reconcile any inconsistency in the Plan or the Confirmation Order so as to carry out their intent and purposes;

11. To issue such orders in aid of Consummation of the Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Entity or Person, to the full extent authorized by the Bankruptcy Code;

12. To determine any tax liability pursuant to section 505 of the Bankruptcy Code;

13. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

14. To resolve any disputes concerning whether an Entity or Person had sufficient notice of the Chapter 11 Case, the applicable Bar Date, the hearing to consider approval of the Disclosure Statement or the Confirmation Hearing or for any other purpose;

15. To resolve any dispute or matter arising under or in connection with any order of the Court entered in the Chapter 11 Case;

16. To authorize, as may be necessary or appropriate, sales of assets as necessary or desirable and resolve objections, if any, to such sales;

17. To resolve any disputes concerning any release, injunction, exculpation or other waiver or protection provided in the Plan;

18. To approve, if necessary, any Distributions, or objections thereto, under the Plan;

19. To approve, as may be necessary or appropriate, any Claims settlement entered into or offset exercised by the Liquidating Trust;

20. To resolve any dispute or matter arising under or in connection with the Liquidating Trust;

21. To order the production of documents, disclosures or information, or the appearance for deposition demanded pursuant to Bankruptcy Rule 2004; and

22. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code.

B. Retention of Non-Exclusive Jurisdiction by the Court

Notwithstanding anything else in the Plan, the Court shall retain non-exclusive jurisdiction over all Liquidating Trust Claims prosecuted by the Liquidating Trust.

C. Failure of Court to Exercise Jurisdiction

If the Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Case, including the matters set forth in Article XI.A of the Plan, the provisions of this Article XI shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction by any other court having jurisdiction with respect to such matter.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A. Modifications and Amendments

The Debtor may alter, amend or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial Consummation of the Plan as defined in section 1101(2) of the Bankruptcy Code, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Court.

B. Severability of Plan Provisions

If, prior to Confirmation, any term or provision of the Plan is held by the Court to be invalid, void or unenforceable, then the Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

C. Successors and Assigns

The rights, benefits and obligations of any Person or Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person or Entity.

D. Payment of Statutory Fees

All fees payable through the Effective Date pursuant to 28 U.S.C. § 1930 shall be paid on or as soon as practicable after the Effective Date. The Debtor, prior to the Effective Date, and the Liquidating Trust, from and after the Effective Date, shall pay statutory fees to the U.S. Trustee in accordance with 28 U.S.C. § 1930 until the Chapter 11 Case is closed or converted and/or the entry of a final decree. Quarterly fees shall continue to accrue for the Debtor and be timely paid until the Debtor's case is closed, dismissed or converted. In addition, the Liquidating Trust shall File post-confirmation quarterly reports or any pre-confirmation monthly operating reports not Filed as of the Confirmation Hearing in conformance with the U.S. Trustee Guidelines. The U.S. Trustee shall not be required to File a request for payment of its quarterly fees, which shall be deemed an Administrative Claim against the Debtor and its Estate.

E. Revocation, Withdrawal or Non-Consummation

The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date and to File subsequent plans. If the Debtor revokes or withdraws the Plan, or if Confirmation or Consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for Consummation of the Plan, shall (i) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person or Entity, (ii) prejudice in any manner the rights of such Debtor or any other Person or Entity or (iii) constitute an admission of any sort by the Debtor or any other Person or Entity.

F. Service of Documents

Any notice, request or demand required or permitted to be made or provided to or upon the Debtor or the Liquidating Trust shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail or (v) facsimile transmission, (c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, and (d) addressed as follows:

The Debtor

John D. Hamill
Chief Executive Officer and
Chief Financial Officer
3200 Beechleaf Court
Suite 900
Raleigh, North Carolina 27604

with a copy to:

David R. Hurst, Esq.
Cole Schotz P.C.
500 Delaware Ave., Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131
Facsimile: (302) 652-3117

Liquidating Trustee

John D. Hamill
[Address]

with a copy to:

David R. Hurst, Esq.
Cole Schotz P.C.
500 Delaware Ave., Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131
Facsimile: (302) 652-3117

G. Plan Supplement(s)

Exhibits to the Plan not attached hereto shall be Filed in one or more Plan Supplements by the Plan Supplement Filing Date. Any Plan Supplement (and amendments thereto) Filed by the Debtor shall be deemed an integral part of the Plan and shall be incorporated by reference as if fully set forth herein. Substantially contemporaneously with their filing, the Plan Supplements may be viewed at the Debtor's case website (www.kccllc.net/NephroGenex) or the Court's website (www.deb.uscourts.gov). Copies of case pleadings, including the Plan Supplements, also may be examined between the hours of 8:00 a.m. and 4:00 p.m., Monday through Friday, excluding federal holidays, at the Office of the Clerk of the Court, 824 N. Market St., 3rd Floor, Wilmington, Delaware 19801. Finally, copies of case pleadings also may be obtained by written request to the Claims Agent, at nephrogenexinfo@kccllc.com. The documents contained in any Plan Supplements shall be approved by the Court pursuant to the Confirmation Order.

Dated: Wilmington, Delaware
December 16, 2016

NEPHROGENEX, INC.,
Debtor and Debtor-in-Possession

By: ***DRAFT***
John P. Hamill
Chief Executive Officer and
Chief Financial Officer

COLE SCHOTZ P.C.

By: ***DRAFT***
David R. Hurst (I.D. No. 3743)
500 Delaware Avenue, Suite 1410
Wilmington, Delaware 19801
Telephone: (302) 652-3131

– and –

Jacob S. Frumkin
1325 Avenue of the Americas
19th Floor
New York, New York 10019
Telephone: (212) 752-8000

Counsel for the Debtor and
Debtor-in-Possession

EXHIBIT A to Plan

Liquidating Trust Agreement

NEPHROGENEX LIQUIDATING TRUST AGREEMENT

This NephroGenex Liquidating Trust Agreement (the "Agreement") dated as of _______________, 2017 by and between NephroGenex, Inc. (the "Settlor" or "Debtor"), and John P. Hamill (the "Trustee"), for the benefit of the Holders of Allowed General Unsecured Claims (the "Beneficiaries") under the terms of the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor (the "Plan") confirmed by the United States Bankruptcy Court for the District of Delaware (the "Court") in chapter 11 case number 16-11074 (KG) by order dated _______________, 2017 [Docket No. ___].

WITNESSETH

WHEREAS, the liquidating trust established pursuant to the terms of the Agreement and the Plan (the "Trust") is created to effectuate the Plan;

WHEREAS, the Trust is created on behalf, and the Assets are being administered for the sole benefit, of the Holders of Allowed General Unsecured Claims under the Plan;

WHEREAS, the Trust is established for the purpose of collecting, distributing and liquidating the Assets (as defined below) and the proceeds thereof for the benefit of the Beneficiaries in accordance with the terms of the Agreement and the Plan with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust;

WHEREAS, pursuant to the Plan, the Settlor, the Trustee and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Initial Trust Assets to the Trust as a transfer of the Initial Trust Assets by the Settlor to the Beneficiaries in satisfaction of their Allowed General Unsecured Claims, followed by a transfer of the Initial Trust Assets by the Beneficiaries to the Trust in exchange for the beneficial interest therein, and to treat the Beneficiaries as the grantors and owners of the Trust in accordance with Treasury Regulation § 301.7701-4; and

WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Settlor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. The following definitions apply to the capitalized terms wherever those terms appear throughout the Agreement. Any capitalized term defined in the prefatory paragraph, the recitals, this Section or any Section below shall have the meaning ascribed to such

term therein. Any capitalized term not otherwise defined in the Agreement shall have the meaning set forth in the Plan.

1.1.1 "Assets" shall mean the Initial Trust Assets and any proceeds, revenue or income therefrom.

1.1.2 "Available Trust Cash" shall mean the aggregate of the Assets after paying, reserving against, or satisfying: (1) fees incurred due to the U.S. Trustee pursuant to 28 U.S.C. § 1930; (2) incurred operating and administrative expenses of the Trust, including but not limited to all costs, expenses and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust) in carrying out their responsibilities under the Agreement, or in any manner connected, incidental or related thereto; and (3) the Disputed Claims Reserve.

1.1.3 "Beneficiaries" shall mean, collectively, the Holders of Allowed General Unsecured Claims under the Plan, or any successors to such Holders' Allowed General Unsecured Claims or interests in the Trust.

1.1.4 "Confirmation Order" shall mean the order entered by the Court on _______________, 2017 confirming the Plan pursuant to section 1129 of the Bankruptcy Code [Docket No. ___].

1.1.5 "Distribution Date" shall have the meaning ascribed to such term in Section 4.1 of the Agreement.

1.1.6 "Indemnified Parties" shall have the meaning ascribed to such term in Section 7.6 of the Agreement.

1.1.7 "Initial Trust Assets" shall mean the Liquidating Trust Assets, as such term is defined in the Plan.

1.1.8 "Permitted Investments" shall include (i) short-term direct obligations of, or obligations guaranteed by, the United States of America, (ii) short-term obligations of any agency or corporation which is or may hereafter be created by or pursuant to an act of the Congress of the United States as an agency or instrumentality thereof, (iii) such other investments as the Court may approve from time to time or (iv) demand deposits or certificates of deposit at any bank or trust company that has, at the time of the deposit, a capital stock and surplus aggregating at least $1,000,000,000. The Trustee may take action reasonably necessary to maintain the value of the Assets; provided, however, that the scope of any Permitted Investments shall be limited to include only those investments that a liquidating trust, within the meaning of Treas. Reg. § 301.7701-4(d), may be permitted to hold, pursuant to Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise.

1.1.9 "Trust" shall mean the liquidating trust established pursuant to the terms of the Agreement and the Plan.

1.1.10 "Trustee" shall mean (i) initially, the Person or Entity named herein, and (ii) any successors or replacements duly appointed under the terms of the Agreement.

1.2 Interpretation. The headings in the Agreement are for convenience only and shall not affect the meaning or understanding of the Agreement or any provision hereof. Words defined, denoted or stated in the singular form also include the plural form and vice versa, and words defined, denoted or stated in the masculine, feminine or neuter form include each of the masculine, feminine and neuter forms. The word "including" means "including but not limited to." The word "or" is not exclusive.

1.3 Particular Words. Reference in the Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under the Agreement. The words "hereof," "herein," "hereto" and similar terms shall refer to the Agreement and not to any particular Section or Article of the Agreement.

ARTICLE II

DECLARATION OF TRUST

2.1 Creation and Name. There is hereby created the Trust, which shall be known as the "NephroGenex Liquidating Trust," and is the Trust referred to as the "Liquidating Trust" in the Plan. The Trustee may conduct the affairs of the Trust under the name of the "NephroGenex Liquidating Trust."

2.2 Purpose of Trust. The Settlor and the Trustee, pursuant to the Plan and in accordance with the Bankruptcy Code, hereby create the Trust for the purpose of collecting, distributing and liquidating the Assets for the benefit of the Beneficiaries in accordance with the terms of the Agreement, the Plan and the Confirmation Order. The activities of the Trust shall be limited to those activities set forth in the Agreement and as otherwise contemplated by the Plan. The Trustee shall make continuing efforts to dispose of the Assets, make timely distributions and not unduly prolong the duration of the Trust.

2.3 Transfer of Assets. The Settlor hereby grants, releases, assigns, conveys, transfers and delivers, on behalf of the Beneficiaries, all of the Settler's right, title and interest in the Initial Trust Assets to the Trustee as of the Effective Date in trust for the benefit of the Beneficiaries, pursuant to sections 1123(a)(5)(B) and 1123(b)(3)(B) of the Bankruptcy Code and in accordance with the Plan and Confirmation Order, and as of the Effective Date free and clear of any and all liens, claims, encumbrances and interests (legal, beneficial or otherwise) of all other Persons and Entities to the maximum extent contemplated by and permissible under section 1141(c) of the Bankruptcy Code for the uses and purposes as specified in the Agreement and the Plan, but subject to the following liabilities: (i) all fees payable pursuant to 28 U.S.C. § 1930 until such time as the Court enters a final decree closing the Debtor's Chapter 11 Case and (ii) the expenses of the Trust.

2.4 Title to Assets. From and after the Effective Date, legal title to the Assets shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction in which the Trust property may be located requires title to any part of the Assets to be vested in a trustee, in which case title shall be deemed vested in the Trustee. No Beneficiary shall have legal title to any part of the Assets.

2.5 Situs of the Trust. The Trust shall be located in the State of Delaware.

2.6 Securities Law. Under section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust to the Beneficiaries under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.

2.7 Appointment and Acceptance of Trustee. The Trustee shall be deemed to be appointed pursuant to section 1123(b)(3)(B) of the Bankruptcy Code. The Trustee accepts the Trust created by the Agreement and the grant, assignment, transfer, conveyance and delivery to the Trustee, on behalf, and for the benefit, of the Beneficiaries, by the Debtor of all of its respective right, title and interest in the Initial Trust Assets, upon and subject to the terms and conditions set forth in the Agreement, the Plan and the Confirmation Order.

2.8 Status of Trustee. The Trustee shall be a "representative of the estate" as that phrase is used in section 1123(b)(3)(B) of the Bankruptcy Code with respect to the rights and powers granted in the Agreement, the Plan and the Confirmation Order. Except as otherwise set forth in the Plan, the Trustee shall be the successor-in-interest to the Debtor solely with respect to (A) the Initial Trust Assets, including any Liquidating Trust Claims which were or could have been commenced by the Debtor prior to the Effective Date, and shall be deemed substituted for the same as the party in such action, and (B) any objections, setoffs, defenses or counterclaims that have been or could have been raised by the Debtor with respect to any Claim. All actions, claims, rights or interests constituting Assets are preserved and retained and may be enforced by the Trustee as the representative of the Debtor's Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code.

2.9 No Reversion to Debtor. In no event shall any part of the Assets be distributed to the Debtor.

ARTICLE III

ADMINISTRATION OF THE TRUST

3.1 Rights, Powers and Privileges. The Trustee shall have only the rights, powers and privileges expressly provided in the Agreement, the Plan and the Confirmation Order. Subject to the terms of the Agreement, including Section 3.4 of the Agreement, the Trustee shall have the power to take the actions granted in this Section 3.1 and any powers reasonably incidental thereto, which the Trustee reasonably determines to be necessary or appropriate to fulfill the purpose of the Trust, including but not limited to:

A. Prosecuting, settling, assigning or otherwise compromising or abandoning for the benefit of the Trust any and all Liquidating Trust Claims or claims or causes of action arising in favor of the Trust, including, without limitation, taking any action with respect to appeals, counterclaims and defenses of or with respect to such claims and causes of action, including retaining counsel to pursue the Liquidating Trust Claims;

B. Exercising all powers provided to the Trustee or the Trust under the Plan or Confirmation Order, including, without limitation, the right to allow, object to or reconcile Claims asserted against the Debtor's Estate;

C. Liquidating, selling or abandoning the Assets or any portion thereof;

D. Executing any documents and taking any other actions related to, or in connection with, the liquidation of the Assets and the exercise of the Trustee's powers granted in the Agreement, the Plan and Confirmation Order;

E. Holding legal title to any and all rights of the Beneficiaries in, to or arising from the Assets;

F. Establishing the Disputed Claims Reserve, the Administrative Claims Reserve and the Professional Fee Reserve, as well as any other required reserves as may be necessary and appropriate for the proper operation of matters incident to the Trust;

G. Protecting and enforcing the rights to the Assets vested in the Trustee by the Agreement by any method reasonably determined to be appropriate, including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;

H. Making Distributions of the Assets to or on behalf of the Beneficiaries in accordance with the Agreement, the Plan and the Confirmation Order;

I. Making Distributions to Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims from the Administrative Claims Reserve in accordance with the Agreement, the Plan and the Confirmation Order;

J. Making Distributions to Holders of Allowed Professional Fee Claims from the Professional Fee Reserve in accordance with the Agreement, the Plan and the Confirmation Order;

K. Filing any and all tax returns with respect to the Debtor and the Trust and paying taxes properly payable by the Trust, if any; provided, however, that for the avoidance of doubt, neither the Trust nor the Trustee shall have any authority or duty to pay taxes properly payable by the Debtor, if any;

L. Making all necessary filings in accordance with any applicable law, statute or regulation;

M. Determining and satisfying from the Available Trust Cash any and all taxes and ordinary course liabilities, including reasonable professional fees and expenses, incurred by or on behalf of the Trust;

N. Investing the Assets in accordance with Section 3.5 of the Agreement;

O. In the event that the Trustee determines that the Beneficiaries or the Trust may, will or have become subject to different tax consequences than those described in the Agreement, taking such actions that will, or are intended to, address such different tax consequences;

P. Creating sub-trusts or title vehicles of which the Trust or the Beneficiaries hold the beneficial or ownership interests, as applicable;

Q. Sending annually to each Beneficiary a separate statement stating the Beneficiary's share of items of income, gain, loss, deduction or credit and instructing all such Beneficiaries to report such items on their federal tax returns;

R. Opening and maintaining bank accounts on behalf of or in the name of the Trust;

S. Purchasing customary insurance coverage in accordance with Section 4.6 of the Agreement on behalf of the Trust or the Trustee, including but not limited to errors and omissions policies, to the extent the Trustee deems necessary;

T. In reliance upon the official claims register maintained in the Chapter 11 Case and any applicable court order, maintaining on the Trustee's books and records a register evidencing the beneficial interest in the Trust held by each Beneficiary;

U. Performing such functions and taking such actions as are provided for or permitted in the Agreement, the Plan, the Confirmation Order or any other agreement executed pursuant to the Agreement, the Plan or the Confirmation Order; and

V. Terminating the Trust and seeking to close the Debtor's Chapter 11 Case pursuant to section 350(a) of the Bankruptcy Code.

3.2 Agents and Professionals. The Trustee may, but shall not be required to, consult with and retain attorneys, financial advisors, accountants or other professionals and employees as the Trustee deems appropriate in the reasonable exercise of its discretion, and who the Trustee reasonably determines to have qualifications necessary to assist the Trustee in the proper administration of the Trust. Subject to Section 8.8 of the Agreement, the Trustee may pay the reasonable fees, costs and expenses of such Persons or Entities (including himself) out of the Available Trust Cash in the ordinary course of business pursuant to the Plan and Confirmation Order. Subject to this Section 3.2 and the other terms and conditions of the Agreement, the Plan

and Confirmation Order, the Trustee may retain professionals who previously were employed by the Debtor.

3.3 Safekeeping of Assets. All Assets shall, until distributed or paid over as provided herein or in the Plan, be held in trust for the benefit of the Beneficiaries in accordance with the Plan and the Agreement. The Trustee shall be under no liability for interest or producing income on any moneys received by it under the Agreement and held for distribution or payment to the Beneficiaries, except as such interest or income shall actually be received by the Trustee.

3.4 Limitations on Trustee. The Trustee shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Assets shall be used or disposed of by the Trust in furtherance of any trade or business.

3.5 Investment. The Trustee may only invest funds held in the Trust in Permitted Investments and, provided that the Trustee does so, it shall have no liability in the event of insolvency of any institution in which it has invested any of the Assets.

3.6 Trustee Action. The Trustee shall hold, collect, conserve, protect and administer the Trust in accordance with the provisions of the Agreement, the Plan and the Confirmation Order, and pay and distribute amounts as set forth herein for the purposes set forth in the Agreement, the Plan and the Confirmation Order. Any good faith determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.

3.7 Court Approval of Trustee Actions. Except as provided in the Plan or otherwise specified in the Agreement, the Trustee need not obtain an order or approval of the Court in the exercise of any power, rights or discretion conferred hereunder, or account to the Court, including with respect to the sale of assets or the settlement of controversies. The Trustee shall exercise its business judgment for the benefit of the Beneficiaries in order to maximize the value of the Assets and Distributions, giving due regard to the cost, risk and delay of any course of action. Notwithstanding the foregoing in this Section 3.7, but subject to Section 3.4 of the Agreement, the Trustee may submit to the Court any question or questions regarding which the Trustee may desire to have explicit approval of the Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Assets, the Trust, the Agreement, the Plan or the Debtor, including the administration and Distribution of the Assets. The Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion. In addition, subject to Section 3.4 of the Agreement, the Trustee shall have the authority, but not the obligation, to seek Court approval to sell any Asset free and clear of any and all liens, claims and encumbrances.

3.8 Confidentiality. The Trustee shall, during the period that it serves as Trustee under the Agreement and following the termination of the Agreement or its removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any Person or Entity to which any of the Assets relates or which it has become aware of in its capacity as Trustee.

ARTICLE IV

DISTRIBUTIONS TO TRUST BENEFICIARIES

4.1 Timing and Amount of Distributions. The Trustee shall cause a Distribution of Available Trust Cash to be made to Beneficiaries as soon as reasonably practicable within the first 180 days after the Effective Date. Thereafter, distributions of Available Trust Cash shall be made in the discretion of the Trustee (each a "Distribution Date"); provided, however, that the Trustee may, in the reasonable exercise of the Trustee's discretion, cause the Trust to retain an amount of Available Trust Cash reasonably necessary to maintain the value of the Assets and to meet Trust liabilities. The Trustee shall not make any Distributions of Assets to the Trust Beneficiaries unless the Trustee retains and reserves in the Disputed Claims Reserve such amounts as are required under Article VI.H.3 of the Plan.

4.2 Distributions. Holders of Allowed General Unsecured Claims against the Debtor shall receive, in full and final satisfaction of their Allowed General Unsecured Claims, a Pro Rata share of the Available Trust Cash after the Trustee maintains appropriate reserves for Disputed General Unsecured Claims and the costs of administration of the Trust. The Trustee shall require any Beneficiary to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. Failure of a Beneficiary to respond to the Trustee's request for such tax information may result in forfeiture of the Beneficiary's distribution as set forth in Article VI.F of the Plan.

4.3 Distributions After Allowance or Disallowance of a Disputed Claim. Upon a Disputed General Unsecured Claim becoming an Allowed General Unsecured Claim, the Trustee shall distribute to the Holder thereof, from the Disputed Claims Reserve at the time of the next scheduled Distribution, such amount of Available Trust Cash as would have been distributed to such Holder if its Claim had been an Allowed General Unsecured Claim on the Effective Date. The Trustee shall no longer reserve for and shall distribute to the Beneficiaries, pursuant to the Agreement, their Pro Rata share of the funds held in the Disputed Claims Reserve on account of any Disputed General Unsecured Claim that becomes a Disallowed Claim.

4.4 Payments Limited to Assets. As further set forth in Section 7.3 of the Agreement, all payments to be made by the Trustee to or for the benefit of any Beneficiary on behalf of the Trust shall be made only from Available Trust Cash.

4.5 United States Trustee Fees and Reports. After the Effective Date, the Trustee shall pay as an expense of the Trust all fees incurred under 28 U.S.C. § 1930 by reason of the Trust's disbursements as required under the Plan and Confirmation Order until the Debtor's Chapter 11 Case is closed. After the Confirmation Date, the Trust shall prepare and serve on the Office of the U.S. Trustee such quarterly disbursement reports for the Trust as required by the U.S. Trustee for as long as the Chapter 11 Case remains open.

4.6 Insurance. The Trustee may use Available Trust Cash in the Trustee's reasonable business judgment to maintain customary insurance coverage, if available, including but not limited to errors and omissions policies and policies providing for the protection of the Assets.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF ADMINISTRATIVE AND PRIORITY CLAIMS

5.1 Funding of Professional Fee Reserve. On or before the Effective Date, the Debtor shall transfer to the Trust Cash in the Amount of the Professional Fee Estimate, which Cash shall be used by the Trustee to fund the Professional Fee Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Professional Fee Claims. The Trustee (i) shall segregate and shall not commingle the Cash held in the Professional Fee Reserve and (ii) subject to the terms and conditions of the Plan and the Agreement, shall pay each Professional Fee Claim of a Professional employed by the Debtor, on or as soon as reasonably practicable after entry of a Final Order allowing such Claim. After all Professional Fee Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Professional Fee Claims Reserve shall become an Asset of the Trust. Only Professionals employed in the Chapter 11 Case by the Debtor shall be entitled to payment from the Professional Fee Reserve.

5.2 Funding of Administrative Claims Reserve. On or before the Effective Date, the Debtor shall transfer to the Trust Cash in the Amount of the Administrative and Priority Claims Estimate, which Cash shall be used by the Trustee to fund the Administrative Claims Reserve. The Cash so transferred shall not be used for any purpose other than to pay Allowed Administrative Claims (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claims and Priority Non-Tax Claims. The Trustee (i) shall segregate and shall not commingle the Cash held in the Administrative Claims Reserve and (ii) subject to the terms and conditions of the Plan and the Agreement, shall pay each Administrative Claim (except Professional Fee Claims, which shall be paid from the Professional Fee Reserve), Priority Tax Claim and Priority Non-Tax Claim, on or as soon as reasonably practicable after the date such Claim becomes an Allowed Claim. After all Administrative Claims (except Professional Fee Claims), Priority Tax Claims and Priority Non-Tax Claims are Allowed or Disallowed and the Allowed amounts of such Claims are paid by the Trust, any remaining Cash in the Administrative Claims Reserve shall become an Asset of the Trust. Only Holders of Allowed Administrative Claims, Allowed Priority Tax Claims and Allowed Priority Non-Tax Claims shall be paid from the Administrative Claims Reserve.

5.3 Distributions on the Distribution Date. On or as soon as reasonably practicable after the Distribution Date, the Trustee shall make Distributions from the Administrative Claims Reserve to Holders of Administrative Claims, Priority Tax Claims and Priority Non-Tax Claims that were Allowed Claims as of the Distribution Record Date, in accordance with Article III of the Plan.

5.4 Distributions After Allowance or Disallowance of a Disputed Claim. On or as soon as reasonably practicable after a Disputed Administrative Claim, Disputed Priority Tax

Claim or Disputed Priority Non-Tax Claim becomes an Allowed Claim, the Trustee shall distribute to the Holder thereof, from the Administrative Claims Reserve, such amount as would have been distributed to such Holder if its Claim had been an Allowed Claim on the Effective Date, in accordance with Article III of the Plan. The Trustee shall require any Claim Holder entitled to receive a Distribution from the Administrative Claims Reserve to furnish to the Trustee in writing his or its Employer or Taxpayer Identification Number as assigned by the IRS, and the Trustee may condition any Distribution upon receipt of such identification number. The failure to provide such tax identification may result in forfeiture of the Claim Holder's Distribution pursuant to Article VI.F of the Plan.

5.5 Abandonment; Donation. If, in the Trustee's reasonable judgment, any Assets cannot be sold or distributed in a commercially reasonable manner or the Trustee believes in good faith that such property has inconsequential value to the Trust or its Beneficiaries or is insufficient to render a further distribution practicable, or exceeds the amounts required to be paid under the Plan, the Trustee shall have the right to cause the Trust to abandon or otherwise dispose of such property, including by donation of such remaining funds to a charitable institution qualified as a not-for-profit corporation under applicable federal and state laws, as selected by the Trustee.

ARTICLE VI

BENEFICIARIES

6.1 Incidents of Ownership. The Beneficiaries shall be the sole beneficiaries of the Trust and the Assets, and the Trustee shall retain only such incidents of ownership as are necessary to undertake the actions and transactions authorized in the Agreement, the Plan and the Confirmation Order.

6.2 Interest Beneficial Only. The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Settlor to any title in or to the Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein or in the Plan.

6.3 Evidence of Beneficial Interest. Ownership of a beneficial interest in the Assets shall not be evidenced by any certificate, security or receipt, or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

6.4 Notice of Transfer of Beneficial Interest. Any notice of a change of beneficial interest ownership as described in Section 12.2 of the Agreement shall be forwarded to the Trustee in the manner set forth in Section 12.3 of the Agreement. The notice shall be executed by both the transferee and the transferor, and the signatures of the parties shall be acknowledged before a notary public. The notice must clearly describe the interest to be transferred. The Trustee may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.

ARTICLE VII

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY

7.1 Reliance. Except as otherwise provided in the Agreement, the Plan or the Confirmation Order, the Trustee may rely and shall be protected in acting upon any resolution, statement, instrument, opinion, report, notice, request, consent, order or other paper or document reasonably believed to be genuine and to have been signed or presented by an authorized party.

7.2 Parties Dealing With the Trustee. In the absence of actual knowledge to the contrary, any Person or Entity dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee's agents to act in connection with the Assets. There is no obligation on any Person or Entity dealing with the Trustee to inquire into the validity, expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

7.3 Limited Recourse. Except as otherwise provided in the Agreement, the Plan or the Confirmation Order, Persons or Entities (including any professionals retained by the Trustee in accordance with the Agreement) engaged in transactions with the Trust or the Trustee, or seeking to assert claims against the Trust, shall look only to the Available Trust Cash to satisfy any liability incurred by the Trust, the Trustee or other Persons or Entities employed by the Trust in connection with carrying out the terms of the Agreement, the Plan or the Confirmation Order.

7.4 Limitation of Liability. The Trustee and its agents, employees, officers, directors, professionals, attorneys, accountants, advisors and representatives shall not be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person or Entity in connection with the Assets or the affairs of the Trust, except for their own gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty. Other than as set forth in the Plan or Confirmation Order, nothing in the Agreement shall be deemed to release any Beneficiary from any actions or omissions occurring prior to the Effective Date.

7.5 Non-Liability for Acts of Others. Except as expressly provided in the Agreement, the Plan or the Confirmation Order, neither the Trust nor the Trustee shall assume any of the liabilities, obligations or duties of the Debtor or the Beneficiaries. Any successor Trustee may accept and rely upon any accounting made by or on behalf of any predecessor Trustee hereunder, and any statement or representation made by a predecessor Trustee or its agents as to the assets comprising the Assets or as to any other fact bearing upon the prior administration of the Trust, so long as it has a good faith basis to do so. A Trustee shall not be liable for having accepted and relied in good faith upon any such accounting, statement or representation if it is later proved to be incomplete, inaccurate or untrue. A Trustee or successor Trustee shall not be liable for any act or omission of any predecessor Trustee, nor have a duty to enforce any claims against any predecessor Trustee on account of any such act or omission.

7.6 Indemnification. The Trustee and each of its members, agents, employees, officers, directors, professionals, attorneys, accountants, advisors and representatives (collectively, the "Indemnified Parties") shall be indemnified and held harmless by the Trust, to the fullest extent permitted by law, solely from the Available Trust Cash for any losses, claims,

damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees, disbursements and related expenses which the Indemnified Parties may incur or to which the Indemnified Parties may become subject in connection with any action, suit, proceeding or investigation brought or threatened against one or more of the Indemnified Parties on account of the acts or omissions of an Indemnified Party solely in its capacity as such; provided, however, that the Trust shall not be liable to indemnify any Indemnified Party for any act or omission constituting gross negligence, willful misconduct, fraud, bad faith, self-dealing or breach of the duty of loyalty by such Indemnified Party. Notwithstanding any provision in the Agreement to the contrary, the Indemnified Parties shall be entitled to request advances from the Trust to cover reasonable fees and necessary expenses incurred in connection with defending themselves in any action brought against them as a result of the acts or omissions, actual or alleged, of an Indemnified Party in its capacity as such; provided, however, that the Trustee shall not be required to make any such advances; provided further, however, that any Indemnified Parties receiving such advances shall repay the amounts so advanced to the Trust upon the entry of an order of a court of competent jurisdiction finding that such Indemnified Parties were not entitled to any indemnity under the provisions of this Section 7.6. This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Indemnified Parties, or the termination of the Trust, and shall inure to the benefit of the Indemnified Parties' heirs, successors and assigns.

ARTICLE VIII

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE

8.1 Initial Trustee. The initial Trustee shall be John P. Hamill.

8.2 Term of Service. The Trustee shall serve until (a) the completion of all the Trustee's duties, responsibilities and obligations under the Agreement and the Plan; (b) termination of the Trust in accordance with the Agreement; or (c) the Trustee's death or dissolution, incapacitation, resignation or removal.

8.3 Removal of a Trustee. Any Person or Entity serving as Trustee may be removed at any time upon the determination of the Court on a motion for cause shown. Any Trustee so removed is entitled to payment of reasonable fees and necessary expenses accrued prior to removal subject to the terms of the Agreement.

8.4 Resignation of Trustee. The Trustee may resign at any time by filing a motion with the Court seeking the appointment of a successor Trustee. In the event of a resignation, the resigning Trustee shall file with the Court a full and complete accounting of monies and assets received, disbursed and held during the term of office of that Trustee. The resignation shall be effective on the later of (i) the date the accounting described in the preceding sentence is delivered; or (ii) the date a successor Trustee is appointed by the Court.

8.5 Appointment of Successor Trustee. Upon the death or dissolution, incapacity, resignation or removal of a Trustee, the Court shall appoint a successor Trustee to fill the vacancy so created. Any successor Trustee so appointed shall consent to and accept in writing the terms of the Agreement and agree that the provisions of the Agreement shall be binding upon

and inure to the benefit of the successor Trustee and all of the successor Trustee's heirs and legal and personal representatives, successors or assigns.

8.6 Powers and Duties of Successor Trustee. A successor Trustee shall have all the rights, privileges, powers and duties of the predecessor Trustee under the Agreement and the Plan.

8.7 Trust Continuance. The death or dissolution, incapacity, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to the Agreement or invalidate any action theretofore taken by the Trustee.

8.8 Compensation and Costs of Administration. The Trustee may retain and compensate professionals as provided for in Section 3.2 of the Agreement. The reasonable fees and actual and necessary expenses of such professionals shall be paid by the Trustee upon each monthly submission of a fee statement to the Trustee in accordance with the procedures described in this Section. Any professionals retained by the Trustee pursuant to the Agreement shall deliver their fee statements to the Trustee for approval before payment from the Available Trust Cash shall be allowed. The Trustee shall have ten (10) days from the delivery of any fee statement to give notice of an objection to the fee statement to the professional seeking compensation or reimbursement. For an objection to be valid, it shall be in writing and set forth in detail the specific fees objected to and the basis for the objection. Any objection that remains unresolved fifteen (15) days after it is made may be submitted to the Court for resolution. The terms of the compensation of the Trustee are set forth on Exhibit A hereto, and payment of such compensation shall be made from the Available Trust Cash.

8.9 Reporting and Filing Requirements

8.9.1 The Trust shall mail to all Beneficiaries a report of all Assets received by the Trust, all Available Trust Cash disbursed to Beneficiaries, all Assets held by the Trust, and all fees, income and expenses related to the Trust during the preceding calendar year, which report shall be delivered on an annual basis.

8.9.2 The Trustee shall also timely prepare, file and distribute such additional statements, reports and submissions as may be necessary to cause the Trust and the Trustee to be in compliance with applicable law.

ARTICLE IX

TRUST OBLIGATIONS

9.1 The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations.

9.2 On an annual basis, the Trustee shall send to each Beneficiary a statement setting forth the Beneficiary's share of items of income, gain, loss, deduction or credit and will instruct all such Holders to report such items on their federal income tax returns. Such a statement also

shall be sent to each Beneficiary after the dissolution of the Trust. The Trust's taxable income, gain, loss, deduction or credit will be allocated (subject to provisions of the Plan and Confirmation Order relating to Disputed Claims) to the Beneficiaries in accordance with their relative beneficial interests in the Trust, as determined pursuant to the Agreement.

9.3 As soon as practicable after the Effective Date, the Trustee (to the extent that it deems it necessary or appropriate in the reasonable exercise of its discretion) shall, in good faith, value the Assets, and shall apprise the Beneficiaries of such valuation. The valuation shall be used consistently by all parties (including the Debtor, the Trustee and the Trust Beneficiaries) for all federal income tax purposes. The Court shall resolve any dispute regarding the valuation of the Assets.

ARTICLE X

MAINTENANCE OF RECORDS

10.1 The Trustee shall maintain books and records containing a description of all property from time to time constituting the Assets and an accounting of all receipts and disbursements. Said books and records shall be open to reasonable inspection by any Beneficiary upon written request to the Trustee. The Trustee shall furnish to any Beneficiary upon written request an annual statement of receipts and disbursements, including a summary of all income and expenses of the Trust.

ARTICLE XI

DURATION OF TRUST

11.1 Duration. The Trust shall become effective upon the Effective Date of the Plan, and the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated.

11.2 Termination. The Trust shall terminate upon the occurrence of the earlier of (a) the substantially full liquidation, administration and Distribution of the Assets in accordance with the Agreement, the Plan and the Confirmation Order, and (b) the fifth (5th) anniversary of the Effective Date; provided, however, that termination of the Trust shall only be deemed effective upon the filing by the Trustee with the Court of a certification of termination of the Trust. Notwithstanding the foregoing, on or prior to a date not less than six (6) months prior to such termination, the Court, upon motion by a party in interest, may extend the term of the Trust for one or more finite terms based upon the particular facts and circumstances present at that time, if an extension is necessary to the liquidating purpose of the Trust.

11.3 Continuance of Trust for Winding Up. After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until the Trustee's duties have been fully performed, including, without limitation, performing such post-distribution tasks as necessary to windup the affairs of the Trust at the Trust's expense. After the termination of the Trust, the Trustee shall retain for a period of six (6) months (or such shorter period as provided by Court order) the books, records, Beneficiary lists

and certificates and other documents and files which shall have been delivered to or created by the Trustee. At the Trustee's discretion, all of such records and documents may, but need not, be destroyed at any time after six (6) months from the completion and winding up of the affairs of the Trust (or such earlier date as provided by Court order). Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final Distribution of the Trust, the Trustee shall have no further duties or obligations hereunder. For the avoidance of doubt, the limitations on liability contained in Sections 7.3, 7.4, 7.5 and 7.6 hereof shall apply to any actions taken by the Trustee during the course of winding up the affairs of the Trust.

ARTICLE XII

MISCELLANEOUS

12.1 Jurisdiction. The Court shall have exclusive jurisdiction over (i) the Trust and the Trustee, with respect to the administration of and activities relating to the Trust, and (ii) any issues or disputes arising out of the Agreement; provided, however, that notwithstanding the foregoing, the Trustee shall have the power and authority to bring any action in any court of competent jurisdiction to prosecute the Liquidating Trust Claims.

12.2 Limitation on Transferability. A beneficial interest in the Trust shall be nonassignable and non-transferable except by operation of law. An assignment or transfer shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning or transferring Beneficiary until receipt of proper notification and proof of assignment or transfer. The Trustee may rely upon such proof without the requirement of any further investigation.

12.3 Notices. All notices to be given to Beneficiaries may be given by ordinary mail to the Holders at the addresses appearing on the books kept by Trustee. Any notice or other communication which may be or is required to be given, served or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery, overnight courier or facsimile (if receipt is confirmed) addressed as follows:

If to the Trust/Trustee:

John P. Hamill
[Address]

With a copy to:

David R. Hurst
Cole Schotz P.C.
500 Delaware Avenue
Suite 1410
Wilmington, DE 19801

or to such other address as may from time to time be provided in written notice by the Trustee.

12.4 No Bond. Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.

12.5 Governing Law. The Agreement is made in the State of Delaware, and the Trust and the Agreement, and the rights and obligations of the Trustee are to be governed by and construed and administered according to the laws of the State of Delaware; provided, however, that, except as expressly provided in the Agreement, there shall not be applicable to the Trust, the Trustee, or the Agreement (a) the provisions of Section 3540 of Title 12 of the Delaware Code; or (b) any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts which relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges; (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust; (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property; (iv) fees or other sums payable to trustees, officers, agents or employees of a trust; (v) the allocation of receipts and expenditures to income or principal; (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of Assets; or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustee set forth or referenced in the Agreement.

12.6 Successors and Assigns. The Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

12.7 No Execution. All funds in the Trust shall be deemed *in custodia legis* until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person or Entity can bind, pledge, encumber, execute upon, garnish or attach the Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Court. Payment will be governed solely by the Plan and the Agreement.

12.8 Plan and Confirmation Order. To the extent that the terms of the Agreement are inconsistent with the terms set forth in the Plan, then the terms of the Plan shall govern and control. To the extent that the terms of the Agreement are inconsistent with the terms set forth in the Confirmation Order, then the terms of the Confirmation Order shall govern and control.

12.9 Intention of Parties to Establish Grantor Trust. The Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust, and any ambiguity herein shall be construed consistent herewith, and if necessary, the Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

12.10 Amendment. The Trustee may modify, supplement or amend the Agreement without further order of the Court, but only to clarify any ambiguity or inconsistency, or render the Agreement in compliance with its stated tax purposes, and only if such amendment (i) does

not materially and adversely affect the interests, rights, treatment or Distributions of any Beneficiaries and (ii) is not inconsistent with the Plan or the Confirmation Order. In the discretion of the Trustee, the Trustee may seek Court approval of any modification, supplement or amendment of the Agreement.

12.11 Severability. If any term, provision, covenant or restriction contained in the Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.12 Integration. The Agreement, the Plan and the Confirmation Order constitute the entire agreement with, by and among the parties thereto, and there are no representations, warranties, covenants or obligations except as set forth herein, in the Plan and in the Confirmation Order. The Agreement, together with the Plan and the Confirmation Order, supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, of the parties thereto, relating to any transaction contemplated hereunder. Except as otherwise provided in the Agreement, the Plan or Confirmation Order, nothing herein is intended or shall be construed to confer upon or give any Person or Entity other than the parties hereto and the Beneficiaries any rights or remedies under or by reason of the Agreement.

12.13 Third Party Beneficiary. Nothing in the Agreement is intended to benefit or create any right or cause of action in or on behalf of any Person or Entity other than the parties hereto unless expressly set forth herein.

12.14 Counterparts. The Agreement may be signed by the parties hereto in counterparts, which, when taken together, shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed the Agreement (or are deemed to have so executed the Agreement) as of the day and year first written above.

TRUSTEE

By: ______________________________
John P. Hamill

NEPHROGENEX, INC.

By: ______________________________
Pierre Legault
Director

EXHIBIT A

Trustee Compensation

The Trustee shall be compensated in the amount of $5,000 per month, plus be reimbursed for reasonable out-of-pocket expenses incurred in the exercise of its duties under the Plan, the Confirmation Order and NephroGenex Liquidating Trust Agreement.

EXHIBIT B to Plan

Contracts To Be Assumed Under Plan

The Debtor will assume under the Plan any and all insurance policies maintained by the Debtor that have not expired or terminated pursuant to their own terms on or before the effective date of the Debtor's plan of liquidation, including but not limited to policies issued by ACE American Insurance Company, AIG, Allied World, American Casualty Co. of Reading PA (CNA), Berkley Insurance Company, Chubb Insurance Company, Endurance, Federal Insurance Company, Illinois Union Insurance Company, National Union Fire Insurance Company of Pittsburgh, RSUI, Starr Indemnity & Liability, XL Specialty Insurance Company or their respective affiliates providing directors and officers insurance coverage, products liability insurance coverage, fiduciary liability insurance coverage, employment practices liability insurance coverage and other customary insurance coverages.

EXHIBIT C to Plan

Non-Exclusive List of Retained Claims and Causes of Action

The following is a non-exclusive list of potential or actual parties against whom the Debtor could assert or has asserted a claim or cause of action, which claims and causes of action are being transferred to the Liquidating Trust under the Plan and pursuant to the authority of section 1123(b)(3)(B) of the Bankruptcy Code, subject to any release, exculpations and/or indemnifications in the Plan. Defined terms not defined herein are used as defined in the Plan of Liquidation Pursuant to Chapter 11 of the Bankruptcy Code Proposed by the Debtor to which this Exhibit C is attached. The Plan Proponent reserves its rights to modify this list to amend parties or otherwise update this list, but disclaims any obligation to do so. In addition to possible causes of action and claims against the persons or entities listed herein, the Debtor may have, in the ordinary course of business, causes of action, claims or rights against vendors or others with whom it deals in the ordinary course of business ("Ordinary Course Claims") to the extent such causes of action, claims or rights have not been assigned to a third party. The Liquidating Trust and the Liquidating Trustee reserve their rights to enforce, sue on, settle or compromise (or decline to do any of the foregoing) the Ordinary Course Claims and all other claims and causes of action of the Debtor and the Estate, including but not limited to the specific claims and causes of action described below, subject to any release, exculpations and/or indemnifications in the Plan.

1. All claims and causes of action of the Debtor arising before the Effective Date (regardless of whether arising before or after the Petition Date) against any persons or entities, including but not limited to (a) claims and causes of action for breach of contract, negligence, professional negligence, breach of fiduciary duty or other duties, or fraud, against the Debtor's officers, directors, accountants and/or auditors; and (b) claims and causes of action against insurance companies and brokers arising in connection with directors and officers, fidelity, general liability, property, workers compensation and any other insurance coverages and policies, including but not limited to claims under the insurance coverages and policies, and claims and causes of action for breach of contract, fraud, negligent misrepresentation, professional negligence, and breach of the duty of good faith and fair dealing.

2. Claims and causes of action, including but not limited to those based on avoidance actions and powers, against any and all parties listed in the Debtor's statement of financial affairs [Docket No. 43] (including any amendments thereto) as receiving payments from the Debtor in the (i) ninety (90) days (Item No. 3) and (ii) one (1) year (Item No. 4) preceding the Petition Date.

3. Claims and causes of action against any creditor of the Debtor to recharacterize and/or subordinate such creditor's claim against the Debtor.

4. Any and all rights and claims under contracts, leases, loan agreements, syndications, or any other agreement not cancelled pursuant to the Plan, including but not limited to collection actions and claims.

5. Any and all objections to claims asserted under section 502 of the Bankruptcy Code against the Debtor, whether based upon claims filed on the Debtor's claims registry or equitably asserted.

6. Any and all objections to claims asserted under section 503(b) of the Bankruptcy Code against the Debtor, whether based upon claims filed on the Debtor's claims registry or equitably asserted.

7. Any and all objections to claims asserted under section 507 of the Bankruptcy Code against the Debtor, whether based upon claims filed on the Debtor's claims registry or otherwise asserted.

8. The Liquidating Trust and the Liquidating Trustee expressly reserve all rights, defenses and counterclaims against any person or entity that has asserted or could assert a claim against the Debtor.

All of the above persons or entities include their agents, employees, professionals, representatives, officers, directors, members, partners, successors, affiliates and assigns. The Plan Proponent expressly reserves the right to amend or supplement this list at any time prior to the Confirmation Hearing.